EXHIBIT 4.1


                      FORM OF CLAYMORE MACROSHARES OIL UP
                            HOLDING TRUST AGREEMENT


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                        MACRO SECURITIES DEPOSITOR, LLC,
                                 as Depositor,


                        INVESTORS BANK & TRUST COMPANY,
                                   as Trustee


                                      and


                           CLAYMORE SECURITIES, INC.,
                  as Administrative Agent and Marketing Agent





                   CLAYMORE MACROSHARES OIL UP HOLDING TRUST


                                TRUST AGREEMENT







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                               TABLE OF CONTENTS


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                                   ARTICLE I

                                  DEFINITIONS

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Section 1.1       Definitions.....................................................................................2
Section 1.2       Other Definitional Provisions..................................................................19

                                   ARTICLE II

                     CREATION AND DECLARATION OF THE TRUST;
                 FORM OF THE CERTIFICATES; THE INITIAL DEPOSIT;
                     DELIVERY, REGISTRATION OF TRANSFER AND
                      SURRENDER OF UP-MACRO HOLDING SHARES

Section 2.1       Initial Deposit................................................................................19
Section 2.2       Acceptance by Trustee..........................................................................20
Section 2.3       Limited Purpose of the Up-MACRO Holding Trust..................................................20
Section 2.4       Representations and Warranties of the Depositor................................................20
Section 2.5       Form of Certificates; Book-Entry System; Transferability of Up-MACRO Holding Shares............22
Section 2.6       Paired Subsequent Issuances....................................................................25

                                  ARTICLE III

        APPOINTMENT OF THE TRUSTEE, ADMINISTRATIVE AND MARKETING AGENT;
             THE ADMINISTRATION AND REINVESTMENT OF THE TREASURIES;
                           ESTABLISHMENT OF ACCOUNTS

Section 3.1       Acceptance of Appointment and Matters Relating to the Trustee..................................28
Section 3.2       Representations, Warranties and Covenants of the Trustee.......................................29
Section 3.3       Acceptance of Appointment and Matters Relating to the Administrative and Marketing Agent.......30
Section 3.4       Representations, Warranties and Covenants of the Administrative Agent and Marketing Agent......31
Section 3.5       Establishment of the Securities Account........................................................33
Section 3.6       Establishment of the Distribution Account......................................................34
Section 3.7       Administration of Treasuries...................................................................35
Section 3.8       Establishment of the Fee Payment Account.......................................................36

                                   ARTICLE IV

                                  CALCULATIONS

Section 4.1       Calculations on Price Determination Days.......................................................37
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Section 4.2       Calculation of Intraday Indicative Values......................................................38
Section 4.3       Calculation of Income Distribution Payments and Settlement Payments............................38
Section 4.4       Calculations Relating to Paired Subsequent Issuances and Paired Optional Redemptions...........39

                                   ARTICLE V

                RIGHTS OF HOLDERS OF THE UP-MACRO HOLDING SHARES

Section 5.1       Rights of Holders of the Up-MACRO Holding Shares...............................................39
Section 5.2       Priority of Payments...........................................................................39
Section 5.3       Payment of Expenses............................................................................40
Section 5.4       Payment of Fees................................................................................41
Section 5.5       Payments under the Income Distribution Agreement...............................................42
Section 5.6       Payments under the Settlement Contracts........................................................42

                                   ARTICLE VI

                   REDEMPTIONS OF THE UP-MACRO HOLDING SHARES

Section 6.1       Paired Optional Redemptions....................................................................43
Section 6.2       Cancellation of a Redemption Order.............................................................44
Section 6.3       Redemptions on Early Termination Date and Final Scheduled Termination Date.....................44
Section 6.4       Settlement of the Settlement Contracts and Adjustment to the Aggregate Amount
                  of the Income Distribution Agreement...........................................................44
Section 6.5       Settlement.....................................................................................45

                                  ARTICLE VII

                          CAPITAL ACCOUNTS OF HOLDERS
                     AND OPERATION THEREOF; TAX ALLOCATIONS

Section 7.1       Capital Contributions..........................................................................46
Section 7.2       Capital Accounts; Allocations..................................................................46
Section 7.3       Regulatory and Related Allocations.............................................................48
Section 7.4       Transfer of or Change in Up-MACRO Holding Shares...............................................49
Section 7.5       Tax Allocations................................................................................49
Section 7.6       Determination of Certain Matters...............................................................51
Section 7.7       No Deficit Makeup..............................................................................52
Section 7.8       U.S. Partnership Tax Treatment.................................................................52
Section 7.9       Definitions....................................................................................52

                                  ARTICLE VIII

               REPORTS TO HOLDERS OF THE UP-MACRO HOLDING SHARES

Section 8.1       Reports to Holders of the Up-MACRO Holding Shares..............................................53
Section 8.2       Form 8-K Disclosure............................................................................55
Section 8.3       Listing and De-Listing of the Up-MACRO Holding Shares..........................................

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                                   ARTICLE IX

                    OTHER MATTERS RELATING TO THE DEPOSITOR

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Section 9.1       Liability of the Depositor.....................................................................56
Section 9.2       Limitations on Liability of the Depositor and Claymore Securities, Inc.........................56
Section 9.3       Liabilities; Indemnification...................................................................57

                                   ARTICLE X

                  MATTERS RELATING TO THE ADMINISTRATIVE AGENT

Section 10.1      Role of the Administrative Agent...............................................................58
Section 10.2      Liability of the Administrative Agent..........................................................58
Section 10.3      Limitation on Liability of the Administrative Agent and Others.................................58
Section 10.4      Administrative Agent Indemnification of the Up-MACRO Holding Trust and the Trustee.............58
Section 10.5      Delegation of Duties...........................................................................59

                                   ARTICLE XI

                               EARLY TERMINATION

Section 11.1      Termination Triggers...........................................................................59

                                  ARTICLE XII

                           TRUSTEE TERMINATION EVENTS

Section 12.1      Trustee Termination Events.....................................................................61
Section 12.2      Force Majeure..................................................................................62
Section 12.3      Notification to Holders of the Up-MACRO Holding Shares.........................................62

                                  ARTICLE XIII

                                  THE TRUSTEE

Section 13.1      Duties of Trustee..............................................................................62
Section 13.2      Rights of the Trustee..........................................................................63
Section 13.3      Trustee Not Liable for Recitals in Up-MACRO Holding Shares.....................................64
Section 13.4      Individual Rights of the Trustee...............................................................64
Section 13.5      Compensation...................................................................................64
Section 13.6      Indemnification................................................................................65
Section 13.7      Eligibility Requirements.......................................................................65
Section 13.8      Resignation or Removal of Trustee..............................................................66
Section 13.9      Successor Trustee..............................................................................66
Section 13.10     Merger or Consolidation........................................................................67
Section 13.11     Appointment of Co-Trustee or Separate Trustee..................................................67
Section 13.12     Books, Records; Taxes; Audit...................................................................68
Section 13.13     Trustee May Enforce Claims Without Possession of Up-MACRO Holding Shares.......................69
Section 13.14     Suits for Enforcement..........................................................................69
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Section 13.15     Maintenance of Office or Agency................................................................69

                                  ARTICLE XIV

                                  TERMINATION

Section 14.1      Termination of Trust...........................................................................70

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

Section 15.1      Amendment; Waiver of Past Defaults and Termination.............................................70
Section 15.2      Registration (Initial and Continuing) of Up-MACRO Holding Shares; Certain
                  Securities Law Filings.........................................................................71
Section 15.3      Prospectus Delivery............................................................................72
Section 15.4      Protection of Right, Title and Interest to Trust Assets........................................72
Section 15.5      Limitation on Rights of Holders of the Up-MACRO Holding Shares.................................72
Section 15.6      Certain Rights of Holders of Up-MACRO Holding Shares; Voting...................................73
Section 15.7      MACRO Licensing Agreement with MacroMarkets....................................................74
Section 15.8      Governing Law; Jurisdiction....................................................................74
Section 15.9      Notices........................................................................................74
Section 15.10     Severability of Provisions.....................................................................75
Section 15.11     Up-MACRO Holding Shares Nonassessable and Fully Paid...........................................75
Section 15.12     Further Assurances.............................................................................76
Section 15.13     Non-Petition Covenant; No Proceedings..........................................................76
Section 15.14     No Waiver; Cumulative Remedies.................................................................76
Section 15.15     Counterparts...................................................................................76
Section 15.16     Third-Party Beneficiaries......................................................................76
Section 15.17     Actions or Notices by Holders of the Up-MACRO Holding Shares...................................77
Section 15.18     Merger and Integration.........................................................................77
Section 15.19     Headings.......................................................................................77
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                                    EXHIBITS

EXHIBIT A.........FORM OF UP-MACRO HOLDING SHARE
EXHIBIT B.........FORM OF INCOME DISTRIBUTION AGREEMENT
EXHIBIT C.........FORM OF SETTLEMENT CONTRACT
EXHIBIT D.........FORM OF PARTICIPANTS AGREEMENT
EXHIBIT E.........FORM OF MACRO LICENSING AGREEMENT
EXHIBIT F.........FORM OF NYMEX SUBLICENSING AGREEMENT
EXHIBIT G.........FORM OF QUARTERLY SHAREHOLDER STATEMENT

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                  This TRUST AGREEMENT, dated as of August [ ], 2006 (this
"Trust Agreement"), is hereby entered into among MACRO SECURITIES DEPOSITOR, LLC, a Delaware limited liability company, as Depositor (the "Depositor"), INVESTORS BANK & TRUST COMPANY, not in its individual capacity but solely as Trustee (the "Trustee"), and CLAYMORE SECURITIES, INC., not in its individual capacity but solely as Administrative Agent (in such capacity, the "Administrative Agent") and as Marketing Agent (in such capacity, the "Marketing Agent").

                  WHEREAS, the parties hereto have entered into this Trust Agreement to form a trust under the laws of the State of New York to be known as the "Claymore MACROshares Oil Up Holding Trust" and referred to herein as the "Up-MACRO Holding Trust;"

                  WHEREAS, concurrently with the formation of the Up-MACRO Holding Trust, the Depositor, the Trustee, the Administrative Agent and the Marketing Agent have also entered into a trust agreement, dated as of the date hereof, to form a trust under the laws of the State of New York that shall be known as the "Claymore MACROshares Oil Down Holding Trust" and is referred to herein as the "Down-MACRO Holding Trust;"

                  WHEREAS, (i) the Up-MACRO Holding Trust shall issue shares to be known as the "Claymore MACROshares Oil Up Holding Shares" (referred to herein as the "Up-MACRO Holding Shares") and (ii) the Down-MACRO Holding Trust shall issue shares to be known as the "Claymore MACROshares Oil Down Holding Shares" (referred to herein as the "Down-MACRO Holding Shares" and, together with the Up-MACRO Holding Shares, the "Paired Holding Shares");

                  WHEREAS, the Depositor has assigned, transferred, conveyed and otherwise set over to the Trustee the Initial Deposit (as defined herein) in consideration for the issuance of founder's shares which shall constitute permanent capital of the Up-MACRO Holding Trust, and the Trustee hereby acknowledges receipt of such Initial Deposit in the Up-MACRO Holding Trust; and

                  WHEREAS, the parties hereto wish to set forth the terms of the Up-MACRO Holding Trust and the Up-MACRO Holding Shares and the respective powers and duties of the Trustee, the Administrative Agent, the Marketing Agent and the Depositor.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:


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                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

                  Section 1.1 Definitions. Whenever used in this Trust Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         "Account" or "Accounts" shall mean any or all of the Securities Account, the Distribution Account and/or the Fee Payment Account, as applicable.

         "Acquisition Guidelines" shall have the meaning set forth in Section 3.7(a).

         "Administrative Agent" shall mean Claymore Securities, Inc., in its capacity as administrative agent hereunder, and its successors and assigns.

         "Administrative Agent Indemnified Party" shall have the meaning set forth in Section 10.4.

         "Affiliate" shall mean with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and "controlled" and "controlling" have meanings correlative to the foregoing. A company is assumed to be an Affiliate if the parent corporation owns 20 percent or more of the outstanding shares.

         "Aggregate Par Amount" shall mean, with respect to any Up-MACRO Holding Shares, any Down-MACRO Holding Shares or any Paired Holding Shares, an amount equal to the number of such shares multiplied by the Up-MACRO Stated Par Amount or the Down-MACRO Stated Par Amount, as applicable.

         "AMEX" shall mean the American Stock Exchange, LLC.

         "Applicable Reference Price of Crude Oil" shall mean, with respect to any Price Determination Day, the settlement price of the Light Sweet Crude Oil Futures Contract, as established and reported by NYMEX on a per barrel basis in U.S. dollars at the end of each such day based upon the trading that has occurred in that contract by open outcry and published to the consolidated tape, provided, that if NYMEX abandons its open outcry format for the Light Sweet Crude Oil Futures Contract, the Applicable Reference Price of Crude Oil shall be based on trading of the Light Sweet Crude Oil Futures Contract on the substitute electronic trading platform established by NYMEX, and, in the event that the NYMEX License has been terminated by NYMEX and MacroMarkets LLC and the Depositor have successfully negotiated a license with a Substitute Oil Price Provider, the settlement price for the Substitute Reference Oil Price that is established for each such Price Determination Day.

         "Authorized Participant" shall mean any entity that (1) is a registered broker-dealer and a member in good standing with the National Association of Securities Dealers, Inc., or a participant in the securities markets such as a bank or other financial institution that is not

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required to register as a broker-dealer or be a member of the National
Association of Securities Dealers, Inc. in order to engage in securities transactions, (2) is a participant in DTC or has indirect access to the clearing facilities of DTC by virtue of a custodial relationship with a DTC Participant, (3) is not a Benefit Plan Investor and (4) has entered into a Participants Agreement.

         "Available Income" shall mean the Up-MACRO Available Income or the Down-MACRO Available Income, as applicable.

         "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.

         "Beneficial Owners" shall have the meaning set forth in Section
2.5(b).

         "Benefit Plan Investor" shall mean any (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not subject to Title I of ERISA, including without limitation governmental plans, foreign pension plans and church plans, (ii) "plan" (as defined in Section 4975(e)(1) of the Code), whether or not subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh plans, or (iii) entity whose underlying assets include plan assets by reason of such an employee benefit plan's or plan's investment in such entity, including without limitation, as applicable, an insurance company general account.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions and stock exchanges in New York, New York are authorized or required by law, regulation or executive order to close.

         "Calculation Agency Agreement" shall mean the Calculation Agency Agreement, dated as of the date hereof, by and among the Trustee, the Down-MACRO Holding Trustee, the Up-MACRO Tradeable Trustee, the Down-MACRO Tradeable Trustee, the NYMEX and the AMEX, pursuant to which the AMEX shall render the calculations set forth therein and in Article IV hereof.

         "Calculation Agent" shall mean the AMEX in its role as calculation agent under the Calculation Agency Agreement.

         "Calculation Period" shall mean with respect to any Distribution Date, the period from and including the last Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date. The Calculation Period that precedes a particular Distribution Date is referred to herein as being "related" to such Distribution Date.

         "Certificate" shall mean a global certificate registered in the name of Cede & Co. or another designee of the Depository that is executed and delivered by the Trustee under this Trust Agreement evidencing the Up-MACRO Holding Shares.

         "Closing Date" shall mean September [ ], 2006.

         "Code" shall mean U.S. Internal Revenue Code of 1986, as amended.

         "Corporate Trust Office" shall have the meaning set forth under
Section 13.15.

         "Creation Order" shall have the meaning set forth in Section 3(b) of the Participants Agreement.

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         "Daily Fee Accrual Rate" shall mean, with respect to any date of determination until the second anniversary of the Closing Date, a rate equal to 1.60% per annum, and with respect to any date of determination during any succeeding year, 1.50% per annum, divided by, in each case, the actual number of days in the current calendar year (as calculated to the tenth decimal place).

         "Daily Yield Rate" shall mean, with respect to any date of determination and each Treasury on deposit in the Up-MACRO Holding Trust or the Down-MACRO Holding Trust, as applicable, the applicable per annum Yield Rate for that Treasury divided by the actual number of days in the current calendar year (as calculated to the tenth decimal place).

         "Depositor" shall mean MACRO Securities Depositor, LLC and its successors and assigns.

         "Depositor Indemnified Party" shall have the meaning set forth in
Section 9.3(c).

         "Depository" shall mean The Depository Trust Company and its successors and assigns.

         "Depository Agreement" shall mean the Letter of Representations, dated as of [ ], 2006, delivered by the Trustee and the Depositor to the Depository, as it may be amended and restated from time to time.

         "Designated Maturity" shall mean, with respect to any date of determination, (i) the next succeeding calendar month if such date of determination occurs during the period from the first day of the current calendar month through and including the tenth Business Day of the current calendar month and (ii) the second calendar month succeeding the calendar month in which such date of determination occurs if such date of determination occurs during the period from the eleventh Business Day through the last day of the current calendar month.

         "Distribution Account" shall have the meaning set forth in Section 3.6(a).

         "Distribution Date" shall mean the 25th day of March, June, September and December of each year or, if any such day is not a Business Day, the following Business Day, commencing in September of 2006.

         "Distribution Payment Date" means the first Business Day of the month immediately following the month in which the related Distribution Date occurred.

         "Down-MACRO Aggregate Par Amount" shall mean, with respect to any date of determination, the product of (a) the aggregate number of Down-MACRO Holding Shares that are Outstanding on such date and (b) the Down-MACRO Stated Par Amount.

         "Down-MACRO Asset Amount" shall mean, (i) with respect any Distribution Date, the aggregate amount of funds on deposit in the Down-MACRO Distribution Account on such Distribution Date, and (ii) with respect to any other date of determination occurring during a Calculation Period that is not a Distribution Date, an amount equal to: (A) the Down-MACRO Investment Amount plus (B) the Down-MACRO Available Income Accrual for each day that has elapsed during such Calculation Period (not including the date of determination) minus
(C) any portion of that Down-Macro Available Income Accrual which was distributed in connection with all Paired Optional Redemptions that have occurred during such Calculation Period prior to the date of determination plus
(D) funds deposited into the Down-MACRO Holding Trust in connection with all Paired Subsequent Issuances that have occurred during such Calculation Period prior to the date of determination that represent the aggregate available income that would

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have accrued on the Aggregate Par Amount of the Down-MACRO Holding Shares if
cash equal to that amount had been invested on the preceding Distribution Date.

         "Down-MACRO Available Income" shall mean with respect to any Distribution Date and the related Calculation Period, the funds remaining on deposit in the Down-MACRO Distribution Account after payment priorities first through fourth of Section 5.2(a) of the Down-MACRO Holding Trust Agreement have been satisfied in full.

         "Down-MACRO Available Income Accrual" shall mean, on any day of a Calculation Period, (i) the sum of, for each Treasury on deposit in the Down-MACRO Holding Trust on such day, the product of (x) the purchase price at which the Down-MACRO Holding Trust acquired that Treasury multiplied by (y) the Daily Yield Rate applicable to that Treasury minus (ii) the Down-MACRO Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Down-MACRO Available Income Accrual shall be equal to zero.

         "Down-MACRO Daily Fee Accrual" shall mean for any Calculation Period and any date of determination occurring during such Calculation Period, the product of the Daily Fee Accrual Rate and the Down-MACRO Asset Amount on such day.

         "Down-MACRO Distribution Account" shall mean the distribution account for the Down-MACRO Holding Trust established pursuant to the Down-MACRO Holding Trust Agreement.

          "Down-MACRO Earned Income Accrual" shall mean, with respect to any Price Determination Day:

         o if on such day the Ending Level is below the Starting Level, the Down-MACRO Available Income Accrual plus the Up-MACRO Available Income Accrual on that Price Determination Day multiplied by the Price Level Percentage Change on that day;

         o if on such day the Ending Level is above the Starting Level, the Down-MACRO Available Income Accrual minus the Down-MACRO Available Income Accrual multiplied by the Price Level Percentage Change on that day; and

         o if on such day the Ending Level is equal to the Starting Level, the Down-MACRO Available Income Accrual.

The Down-MACRO Earned Income Accrual for each day that is not a Price Determination Day shall be determined by reference to the Price Level Percentage Change on the last preceding Price Determination Day.

The Down-MACRO Earned Income Accrual for each Calculation Period shall be equal to the sum of the Down-MACRO Earned Income Accruals for each day of that Calculation Period up to but not including the related Distribution Date, as reduced by any portion of that accrual which was distributed in connection with one or more Paired Optional Redemptions effected during that Calculation Period and increased in connection with Paired Subsequent Issuances by the portion of the Underlying Value at which shares were created that represents Down-MACRO Earned Income Accruals.

         "Down-MACRO Fee Deduction Amount" shall mean, with respect to any Calculation Period, an amount equal to the sum of, for each day during that Calculation Period, the Down-

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MACRO Asset Amount as of that day multiplied by a rate equal to 1.60% per annum for the first two years following the Closing Date and a rate of 1.50% per annum thereafter, divided by, in each case, the actual number of days in the current calendar year.

         "Down-MACRO Fees" shall have the meaning specified in Section 5.4 of the Down-MACRO Holding Trust Agreement.

         "Down-MACRO Holding Shares" shall have the meaning set forth in the Recitals to this Trust Agreement.

         "Down-MACRO Holding Trust" shall have the meaning set forth in the Recitals to this Trust Agreement.

         "Down-MACRO Holding Trust Agreement" shall mean the Down-MACRO Holding Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Down-MACRO Holding Trustee, as such agreement may be amended from time to time.

         "Down-MACRO Holding Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as trustee of the Down-MACRO Holding Trust.

         "Down-MACRO Income Distribution Payment" shall mean with respect to any Distribution Date an amount equal to:

         (a) if the Down-MACRO Underlying Value on the last Price Determination Day preceding such Distribution Date is greater than or equal to the Down-MACRO Asset Amount on such date, zero; and

         (b)  if the Down-MACRO Asset Amount on the last Price
Determination Day preceding such Distribution Date is greater than the Down-MACRO Underlying Value on such date, an amount equal to (i) the Down-MACRO Available Income for such Distribution Date multiplied by (ii) a fraction the numerator of which is the difference between the Down-MACRO Asset Amount and the Down-MACRO Underlying Value and the denominator of which is the Down-MACRO Asset Amount.

         "Down-MACRO Increase Amount" shall mean, with respect to any Subsequent Issuance Date, an amount equal to (a) the number of Down-MACRO Holding Shares requested by an Authorized Participant and created on that Subsequent Issuance Date multiplied by (b) the Down-MACRO Stated Par Amount.

         "Down-MACRO Investment Amount" shall mean, (i) with respect to any Distribution Date, an amount equal to the amount reinvested in Treasuries pursuant to Section 5.2(a)(iv) of the Down-MACRO Holding Trust Agreement and
(ii) with respect to any day other than a Distribution Date, an amount equal to the amount in clause (i) divided by the number of Down-MACRO Holding Shares Outstanding on that Distribution Date multiplied by the number of Down-MACRO Holding Shares Outstanding on the date of determination.

         "Down-MACRO Per Share Underlying Value" means, with respect to each Price Determination Day and each Down-MACRO Holding Share or Down-MACRO Tradeable Share, an amount calculated by dividing the Down-MACRO Underlying Value by the number of Down-MACRO Holding Shares Outstanding on that day.

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         "Down-MACRO Redemption Percentage" shall mean (i) with respect to any
Redemption Date, a fraction, expressed as a percentage, the numerator of which is the aggregate number of Down-MACRO Holding Shares that are being redeemed on such date and the denominator of which is the aggregate number of Down-MACRO Holding Shares that are Outstanding on such date prior to giving effect to the Redemption Order placed on such Redemption Date and prior to giving effect to any Purchase Orders that may also have been placed on such date and (ii) with respect to an Early Termination Date or the Final Scheduled Termination Date, 100%.

         "Down-MACRO Settlement Payment" shall mean, with respect to any Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, an amount equal to:

         (a) if the Down-MACRO Underlying Value on such Redemption Date, the last Price Determination Day preceding such Early Termination Date, or the last Price Determination Day preceding the Final Scheduled Termination Date is greater than or equal to the Down-MACRO Investment Amount on such date, zero; and

         (b) if the Down-MACRO Underlying Value on such Redemption Date, the last Price Determination Day preceding such Early Termination Date or the last Price Determination Day preceding the Final Scheduled Termination Date is less than the Down-MACRO Investment Amount on such date, an amount equal to (i) the excess of such Down-MACRO Investment Amount over such Down-MACRO Underlying Value multiplied by (ii) the Down-MACRO Redemption Percentage for such Redemption Date, Early Termination Date or Final Scheduled Termination Date.

         "Down-MACRO Stated Par Amount" shall mean the stated par amount of $[ ] per Down-MACRO Holding Share.

         "Down-MACRO Tradeable Shares" shall mean the pass-through securities issued by the Down-MACRO Tradeable Trust pursuant to the Down-MACRO Tradeable Trust Agreement.

         "Down-MACRO Tradeable Trust" shall mean the Claymore MACROshares Oil Down Tradeable Trust formed under the Down-MACRO Tradeable Trust Agreement.

         "Down-MACRO Tradeable Trust Agreement" shall mean the Down-MACRO Tradeable Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Down-MACRO Tradeable Trustee.

         "Down-MACRO Tradeable Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as trustee of the Down-MACRO Tradeable Trust.

         "Down-MACRO Underlying Value" shall mean, with respect to any Price Determination Day:

         (a) if the Ending Level is below the Starting Level, an amount equal to (i) the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current Price Determination Day plus (ii) the Down-MACRO Investment Amount for that Calculation Period plus (iii) (x) the Up-MACRO Investment Amount for that Calculation Period multiplied by (y) the Price Level Percentage Change for the Down-MACRO Holding Trust on such Price Determination Day;

         (b) if the Ending Level is above the Starting Level, an amount equal to (i) the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during the current

Calculation Period, up to and including the current Price Determination Day plus (ii) the Down-MACRO Investment Amount for that Calculation Period minus
(iii) (x) the Down-MACRO Investment Amount for that Calculation Period multiplied by (y) the Price Level Percentage Change for the Up-MACRO Holding Trust on such Price Determination Day; and

         (c) if the Ending Level is equal to the Starting Level, an amount equal to the sum of the Down-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current Price Determination Day plus the Down-MACRO Investment Amount.

         "DTC" shall mean The Depository Trust Company.

         "DTC Participant" shall mean a participant of the Depository.

         "Early Termination Date" shall mean with respect to any date of determination, the next Distribution Date that follows the occurrence of a Termination Trigger.

         "Eligible Deposit Account" shall mean either (a) a segregated non-interest bearing trust account with an Eligible Institution or (b) a segregated non-interest bearing trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from a nationally recognized rating agency in one of its generic credit rating categories which signifies investment grade.

         "Eligible Institution" shall mean a depository institution (which may be the Trustee or an Affiliate thereof) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's Investors Service, Inc. or (y) a certificate of deposit rating of "P-1" by Moody's Investors Service, Inc., (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's Rating Service or (y) a certificate of deposit rating of "A-l+" by Standard & Poor's Rating Service and (iii) is a member of the Federal Deposit Insurance Corporation.

         "Eligible Treasury" shall mean (i) any United States Treasury bill, note or bond, issued and guaranteed by the United States Department of the Treasury, and (ii) any repurchase agreement collateralized by United States Treasury bills, notes or bonds held by the Trustee, in each case in the coin and currency of the United States of America, that matures prior the next scheduled Distribution Date; provided, however, that "Eligible Treasury" shall not include any treasury inflation-protected securities, I bonds, EE/E bonds, HH/H bonds or any other financial product of the United States Department of the Treasury that is issued as a physical certificate.

         "Ending Level" shall mean, with respect to any Price Determination Day, the Applicable Reference Price of Crude Oil on such Price Determination Day.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Bankruptcy" shall occur with respect to any specified Person, if:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty
(60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

         (c) the board of directors (or similar body) of such Person or the trustee for such Person (in the case of a business or statutory trust) shall vote to implement any of the actions set forth in clause (b) above.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Order" shall have the meaning set forth in Section 5(b) of the Participants Agreement.

         "Fee Payment Account" shall have the meaning specified in Section 3.8(a) of this Trust Agreement.

         "Final Distribution" shall mean any distribution made in redemption of all or a portion of the Up-MACRO Holding Shares pursuant to Section 5.2(a) or 5.2(b) on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date.

         "Final Scheduled Termination Date" shall mean the Distribution Date scheduled to occur in September of 2026.

         "Form 8-K" shall mean a report on Form 8-K filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

         "Form 10-Q" shall mean the current quarterly report on Form 10-Q filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

         "Form 10-K" shall mean the current annual report on Form 10-K filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

         "Founders' Equity Account" shall mean an Eligible Deposit Account established and maintained by the Trustee, into which the Initial Deposit shall be deposited.

         "Founders' Shares" shall mean 1,000 shares with a par value of $1 per share, issued to MacroMarkets LLC and Claymore Securities, Inc., which constitute the permanent capital of the Up-MACRO Holding Trust.

         "Governmental Authority" shall mean any federal, state, local or foreign court or arbitrator or governmental department, commission, board, bureau, agency, authority, instrumentality or regulatory body.

         "Holder" shall mean a registered holder of an Up-MACRO Holding Share or a Down-MACRO Holding Share, as applicable.

         "Holding Share" shall mean either an Up-MACRO Holding Share or a Down-MACRO Holding Share.

         "Income Distribution Agreement" shall mean the confirmation to the Master Agreement, substantially in the form attached hereto as Exhibit B, to be dated as of the date hereof, pursuant to which the Paired Holding Trusts will be obligated to make payments to each other on each Distribution Date based on the Up-MACRO Underlying Value and the Down-MACRO Underlying Value, respectively.

         "Income Distribution Payment" shall mean, with respect to any Distribution Date, (i) if a payment is required to be made by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust under the Income Distribution Agreement, an Up-MACRO Income Distribution Payment or (ii) if a payment is required to be made by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the Income Distribution Agreement, a Down-MACRO Income Distribution Payment.

         "Indirect Participant" shall mean a Person who is not a participant of the Depository but who is a Beneficial Owner through a DTC Participant, either directly or indirectly.

         "Initial Deposit" shall have the meaning set forth in Section 2.1 hereof.

         "Light Sweet Crude Oil Futures Contract" shall mean the NYMEX Division Light Sweet Crude Oil Futures Contract of the Designated Maturity.

         "Loss" shall have the meaning set forth in Section 9.3(b).

         "MACRO Licensing Agreement" shall mean the licensing agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit E, among MacroMarkets, the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust pursuant to which MacroMarkets shall license its patented MACROs technology to each of the MACRO Trusts.

         "MACRO Shares" shall mean any or all of the Up-MACRO Holding Shares, the Down-MACRO Holding Shares, the Up-MACRO Tradeable Shares or the Down-MACRO Tradeable Shares, as applicable.

         "MACRO Trust" shall mean any or all of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust, as applicable.

         "MACRO Trustee" shall mean any or all of the Up-MACRO Holding Trustee, the Down-MACRO Holding Trustee, the Up-MACRO Tradeable Trustee or the Down-MACRO Tradeable Trustee, as applicable.

         "MACRO Unit" shall mean 50,000 Up-MACRO Holding Shares and 50,000 Down-MACRO Holding Shares.

         "MacroMarkets" shall mean MacroMarkets LLC, and its successors and assigns.

         "Marketing Agent" shall mean Claymore Securities, Inc., in its capacity as marketing agent hereunder, and its successors and assigns.

         "Master Agreement" shall mean the ISDA Master Agreement, dated as of the Closing Date, between the Trustee, on behalf of the Up-MACRO Holding Trust and the Down-MACRO Holding Trustee, acting on behalf of the Down-MACRO Holding Trust, as amended and supplemented by the schedule relating thereto.

         "Net Par Amount Decrease" shall mean, with respect to any Business Day, the net decrease in the Up-MACRO Aggregate Par Amount, after giving effect to any Paired Subsequent Issuances or Paired Optional Redemptions occurring on that Business Day.

         "Net Par Amount Increase" shall mean, with respect to any Business Day, the net increase in the Up-MACRO Aggregate Par Amount, after giving effect to any Paired Subsequent Issuances or Paired Optional Redemptions occurring on that Business Day.

         "New York City Time" shall mean the current local time in New York, New York.

         "Notices" shall have the meaning set forth in Section 15.9(a) hereof.

         "NYMEX" shall mean New York Mercantile Exchange, Inc. and its successors and assigns.

         "NYMEX License" shall mean the licensing agreement, dated as of September [ ], 2006, between MacroMarkets and NYMEX, pursuant to which NYMEX will license to MacroMarkets the right to use and sublicense the settlement price of the Light Sweet Crude Oil Futures Contract.

         "NYMEX Sublicensing Agreement" shall mean the sublicensing agreement, dated as of September [ ], 2006, in substantially the form attached hereto as Exhibit F, between MacroMarkets and the Depositor and acknowledged by the NYMEX, pursuant to which MacroMarkets will sublicense to the MACRO Trusts the right to use the settlement price of the Light Sweet Crude Oil Futures Contract in connection with calculating and making distributions on the MACRO Shares.

         "NYMEX Sublicensing Fee" shall mean the fee payable to MacroMarkets under the NYMEX Sublicensing Agreement.

         "Officer's Certificate" shall mean a certificate signed by an officer of the Depositor that is authorized to make such certification.

         "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which opinion shall be reasonably acceptable to the Trustee.

         "Outstanding" shall mean, with respect to the Up-MACRO Holding Shares or the Down-MACRO Holding Shares, as applicable, and any date of determination, an amount equal to the aggregate number of Up-MACRO Holding Shares or Down-MACRO Holding Shares, as applicable, issued by the Up-MACRO Holding Trust or the Down-MACRO Holding Trust, as applicable, either on the Closing Date or in Paired Subsequent Issuances occurring prior to such date of determination minus any shares redeemed prior to such date of determination.

         "Paired Holding Shares" shall have the meaning set forth in the Recitals to this Trust Agreement.

         "Paired Holding Trusts" shall mean the Up-MACRO Holding Trust together with the Down-MACRO Holding Trust.

         "Paired Optional Redemption" shall have the meaning set forth in
Section 6.1(a) hereof.

         "Paired Subsequent Issuance" shall have the meaning set forth in
Section 2.6(a) hereof.

         "Participant Custodian Account" shall have the meaning set forth in the Participants Agreement.

         "Participants Agreement" shall mean the participants agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit D, entered into among the Depositor, the Trustee, the Down-MACRO Holding Trustee, each of the trustees of the Tradeable Trusts, the Administrative Agent and the Authorized Participants who may be party thereto from time to time, which specifies certain procedures for the subsequent issuance and redemption of Paired Holding Shares and procedures for the creation and exchange of Tradeable Shares for Holding Shares and Holding Shares for Tradeable Shares.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, limited liability partnership, joint stock company, trust, unincorporated organization or Governmental Authority or other entity.

         "Price Determination Day" shall mean each day on which the Applicable Reference Price of Crude Oil is established.

         "Price Level Percentage Change" shall mean, with respect to each Price Determination Day, the absolute value of (x) the Ending Level on such Price Determination Day minus the Starting Level divided by (y) the Starting Level.

         "Prospectus" shall mean the prospectus, in the form filed by the Depositor on behalf of the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust with the SEC on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement on and after the date on which such Registration Statement becomes effective.

         "Quarterly Distribution" shall mean with respect to each Distribution Date, the distribution to be made to the Holders of the Up-MACRO Holding Shares that are Outstanding on the Distribution Date pursuant to priority sixth of
Section 5.2(a), which shall consist of the cash on deposit in the Up-MACRO Holding Trust after it makes or receives a payment under the Income Distribution Agreement and makes all other payments or investments in Treasuries that it is required to make pursuant to such Section 5.2(a).

         "Record Date" shall mean the second Business Day following each Distribution Date.

         "Redemption Cash Component" shall have the meaning set forth in
Section 6.1(d)(iii) hereof.

         "Redemption Date" shall mean any Business Day on which a Redemption Order for a Paired Optional Redemption is submitted.

         "Redemption Order" shall have the meaning set forth in Section 4(b) of the Participants Agreement.

         "Redemption Percentage Value" shall have the meaning set forth in
Section 6.1(d)(ii) hereof.

         "Registration Statement" means the registration statement, file no. 333-116566, dated as of [ ], 2006, relating to the Up-MACRO Holding Shares and Up-MACRO Tradeable Shares, as filed with the SEC and effective as of [ ], 2006, as may be amended, supplemented or otherwise modified from time to time.

         "Registered Owner" shall mean the Person in whose name the Up-MACRO Holding Shares are registered on the books of the Trustee maintained for that purpose.

         "Requirements of Law" shall mean with respect to any Person, the certificate of incorporation, articles of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or other Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Account" shall have the meaning set forth in Section 3.5(a) hereof.

         "Securities Act" shall mean the United States Securities Act of 1933, as amended.

         "Settlement Contract" shall mean each confirmation, substantially in the form attached hereto as Exhibit C, designated as a "Settlement Contract," referencing the Master Agreement, relating to one MACRO Unit of Paired Holding Shares, dated as of the date on which such MACRO Unit was issued by the Paired Holding Trusts and providing for payments between the Paired Holding Trusts on the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, which payments are calculated by reference to the Up-MACRO Underlying Value and the Down-MACRO Underlying Value on the last Price Determination Day preceding the Final Scheduled Termination Date, on the last Price Determination Day preceding an Early Termination Date or on the relevant Redemption Date, as applicable.

         "Settlement Payment" shall mean an Up-MACRO Settlement Payment or a Down-MACRO Settlement Payment, as applicable.

         "Share Register" shall have the meaning set forth in Section 2.5(e) hereof.

         "Starting Level" shall mean $[ ], which represents the Applicable Reference Price of Crude Oil, rounded to the nearest dollar, on August [ ], 2006, the last Price Determination Day prior to the Closing Day.

         "Subsequent Issuance Date" shall have the meaning set forth in Section 2.6(a) hereof.

         "Substitute Index Licensing Agreement" shall mean any licensing arrangement pursuant to which the Up-MACRO Holding Trust acquires the right to use a Substitute Reference Oil Price for the purposes of calculating the Up-MACRO Underlying Value under this Trust Agreement in accordance with Article IV of this Trust Agreement.

         "Substitute Oil Price Provider" means the Dow Jones Energy Service or any other price provider selected by the Holders.

         "Substitute Reference Oil Price" shall mean, with respect to any Price Determination Day, the spot price for West Texas Intermediate Oil generated by the Dow Jones Energy Service, or if the Depositor is unable to obtain a license from the Dow Jones Energy Service, the crude oil price generated or determined by another Substitute Oil Price Provider.

         "Successor Trustee" shall have the meaning set forth in Section 13.8(a) hereof.

         "Termination Trigger" shall have the meaning set forth in Section 11.1(a) hereof.

         "Tradeable Shares" shall mean the Up-MACRO Tradeable Shares and the Down-MACRO Tradeable Shares.

         "Tradeable Trusts" shall mean the Up-MACRO Tradeable Trust and the Down-MACRO Tradeable Trust.

         "Transaction Documents" shall mean this Trust Agreement, the Down-MACRO Holding Trust Agreement, the Master Agreement, the Income Distribution Agreement, the Settlement Contracts, the Participants Agreement, the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement and the Calculation Agency Agreement.

         "Transfer Agent and Registrar" shall have the meaning set forth in
Section 2.5(e) hereof.

         "Treasury" shall mean with respect to any Distribution Date, an Eligible Treasury that matures prior to the next Distribution Date.

         "Treasury Stock Account" shall mean an Eligible Deposit Account established and maintained by the Trustee, in which previously issued and redeemed authorized shares of the Up-MACRO Holding Trust shall be held.

         "Trust Assets" shall have the meaning set forth in Section 2.1 hereof.

         "Trust Officer" shall mean any officer within the corporate trust department of the Trustee, including any Vice President, Assistant Vice President or Assistant Treasurer of the Corporate Trust Office, or any trust officer, or any officer customarily performing functions similar to those performed by the person who at the time shall be such officers, in each case having responsibility for the administration of this Trust Agreement.

         "Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

         "Trustee Indemnified Party" shall have the meaning set forth in
Section 13.6 hereof.

         "Trustee Termination Event" shall have the meaning set forth in
Section 12.1 hereof.

         "Trustees" shall mean, collectively, the Trustee and the Down-MACRO Holding Trustee.

         "UCC" shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

         "Up-MACRO Administration and Marketing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.35% multiplied by the Up-MACRO Asset Amount on such day, which shall be the combined fee payable to the Administrative Agent and Marketing Agent for services rendered to the Up-MACRO Holding Trust.

         "Up-MACRO Aggregate Par Amount" shall mean, with respect to any date of determination, the product of (a) the aggregate number of Up-MACRO Holding Shares that are Outstanding on such date and (b) the Up-MACRO Stated Par Amount.

         "Up-MACRO Asset Amount" shall mean, (i) with respect any Distribution Date, the aggregate amount of funds on deposit in the Distribution Account on such Distribution Date, and (ii) with respect to any other date of determination occurring during a Calculation Period that is not a Distribution Date, an amount equal to: (A) the Up-MACRO Investment Amount plus (B) the Up-MACRO Available Income Accrual for each day that has elapsed during such Calculation Period (not including the date of determination) minus (C) any portion of that Up-Macro Available Income Accrual which was distributed in connection with all Paired Optional Redemptions that have occurred during such Calculation Period prior to the date of determination, plus (D) the funds deposited into the Up-MACRO Holding Trust in connection with all Paired Subsequent Issuances that have occurred during such Calculation Period prior to the date of determination that represent the aggregate available income that would have accrued on the Aggregate Par Amount of the Up-MACRO Holding Shares if cash equal to that amount had been invested on the preceding Distribution Date.

         "Up-MACRO Available Income" shall mean with respect to any Distribution Date and the related Calculation Period, the funds remaining on deposit in the Distribution Account after payment priorities first through fourth of Section 5.2(a) hereof have been satisfied in full.

         "Up-MACRO Available Income Accrual" shall mean, on any day of a Calculation Period, (i) the sum of, for each Treasury on deposit in the Up-MACRO Holding Trust on such day, the product of (x) the purchase price at which the Up-MACRO Holding Trust acquired that Treasury multiplied by (y) the Daily Yield Rate applicable to that Treasury minus (ii) the Up-MACRO Daily Fee Accrual. If the result of the foregoing calculation is a negative number, then the Up-MACRO Available Income Accrual shall be equal to zero.

         "Up-MACRO Calculation Agent Fee" shall mean, with respect to any Distribution Date, the fee specified in the Calculation Agency Agreement, which shall be payable to the Calculation Agent for services rendered under the Calculation Agency Agreement to the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust.

         "Up-MACRO Daily Fee Accrual" shall mean for any Calculation Period and any date of determination occurring during such Calculation Period, the product of the Daily Fee Accrual Rate and the Up-MACRO Asset Amount on such day.

          "Up-MACRO Earned Income Accrual" shall mean, with respect to any Price Determination Day:

         o if on such day the Ending Level is above the Starting Level, the Up-MACRO Available Income Accrual plus the Down-MACRO Available Income Accrual on that Price Determination Day multiplied by the Price Level Percentage Change on that day;

         o if on such day the Ending Level is below the Starting Level, the Up-MACRO Available Income Accrual minus the Up-MACRO Available Income Accrual multiplied by the Price Level Percentage Change on that day; and

         o if on such day the Ending Level is equal to the Starting Level, the Up-MACRO Available Income Accrual.

The Up-MACRO Earned Income Accrual for each day that is not a Price Determination Day shall be determined by reference to the Price Level Percentage Change on the last preceding Price Determination Day.

The Up-MACRO Earned Income Accrual for each Calculation Period shall be equal to the sum of the Up-MACRO Earned Income Accruals for each day of that Calculation Period up to but not including the related Distribution Date, as reduced by any portion of that accrual which was distributed in connection with one or more Paired Optional Redemptions effected during that Calculation Period and increased in connection with Paired Subsequent Issuances by the portion of the Underlying Value at which shares were created that represents Up-MACRO Earned Income Accruals.

         "Up-MACRO Expenses" shall have the meaning specified in Section 5.3 of this Trust Agreement.

         "Up-MACRO Fee Deduction Amount" shall mean, with respect to any Calculation Period, an amount equal to the sum of, for each day during that Calculation Period, the Up-MACRO Asset Amount as of that day multiplied by a rate equal to 1.60% per annum for the first two years following the Closing Date and a rate of 1.50% per annum thereafter, divided by, in each case, the actual number of days in the current calendar year.

         "Up-MACRO Fees" shall have the meaning specified in Section 5.4 of this Trust Agreement.

         "Up-MACRO Holding Shares" shall have the meaning specified in the Recitals to this Trust Agreement.

         "Up-MACRO Holding Trust" shall have the meaning specified in the Recitals to this Trust Agreement.

         "Up-MACRO Income Distribution Payment" shall mean, with respect to any Distribution Date, an amount equal to:

         (a)  if the Up-MACRO Underlying Value on the last Price
Determination Day preceding such Distribution Date is greater than or equal to the Up-MACRO Asset Amount on such date, zero; and

         (b)  if the Up-MACRO Asset Amount on the last Price Determination
Day preceding such Distribution Date is greater than the Up-MACRO Underlying Value on such date, an amount equal to (i) the Up-MACRO Available Income for such Distribution Date multiplied by (ii) a fraction the numerator of which is the difference between the Up-MACRO Asset Amount and the Up-MACRO Underlying Value and the denominator of which is the Up-MACRO Asset Amount.

         "Up-MACRO Investment Amount" shall mean, (i) with respect to any Distribution Date, an amount equal to the amount reinvested in Treasuries pursuant to Section 5.2(a)(iv) and (ii) with respect to any day other than a Distribution Date, an amount equal to the amount in clause (i) divided by the number of Up-MACRO Holding Shares Outstanding on that Distribution Date multiplied by the number of Up-MACRO Holding Shares Outstanding on the date of determination.

         "Up-MACRO Licensing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.04% multiplied by the Up-MACRO Asset Amount on such day, which shall be payable to MacroMarkets pursuant to the MACRO Licensing Agreement.

         "Up-MACRO Per Share Underlying Value" means, with respect to each Price Determination Day and each Up-MACRO Holding Share or Up-MACRO Tradeable Share, an amount calculated by dividing the Up-MACRO Underlying Value by the number of Up-MACRO Holding Shares Outstanding on that day.

         "Up-MACRO Redemption Percentage" shall mean (i) with respect to any Redemption Date, a fraction, expressed as a percentage, the numerator of which is the aggregate number of Up-MACRO Holding Shares that are being redeemed on such date and the denominator of which is the aggregate number of Up-MACRO Holding Shares that are Outstanding on such date prior to giving effect to the Redemption Order placed on such Redemption Date and prior to giving effect to any Purchase Orders that may also have been placed on such date and (ii) with respect to an Early Termination Date or the Final Scheduled Termination Date, 100%.

         "Up-MACRO Settlement Payment" shall mean, with respect to any Redemption Date, an Early Termination Date or the Final Scheduled Termination Date, an amount equal to:

         (a) if the Up-MACRO Underlying Value on such Redemption Date, the last Price Determination Day preceding such Early Termination Date, or the last Price Determination Day preceding the Final Scheduled Termination Date is greater than or equal to the Up-MACRO Investment Amount on such date, zero; and

         (b) if the Up-MACRO Underlying Value on such Redemption Date, the last Price Determination Day preceding such Early Termination Date or the last Price Determination Day preceding the Final Scheduled Termination Date is less than the Up-MACRO Investment Amount on such date, an amount equal to (i) the excess of such Up-MACRO Investment Amount over such Up-MACRO Underlying Value multiplied by (ii) the Up-MACRO Redemption Percentage for such Redemption Date, Early Termination Date or Final Scheduled Termination Date.

         "Up-MACRO Stated Par Amount" shall mean the stated par amount of $[ ] per Up-MACRO Holding Share.

         "Up-MACRO Sublicensing Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.06% multiplied by the Up-MACRO Asset Amount on such day, which shall be payable to MacroMarkets pursuant to the NYMEX Sublicensing Agreement.

         "Up-MACRO Tradeable Shares" shall mean the pass-through securities issued by the Up-MACRO Tradeable Trust pursuant to the Up-MACRO Tradeable Trust Agreement.

         "Up-MACRO Tradeable Trust" shall mean the Claymore MACROshares Oil Up Tradeable Trust created under the Up-MACRO Tradeable Trust Agreement.

         "Up-MACRO Tradeable Trust Agreement" shall mean the Up-MACRO Tradeable Trust Agreement, dated as of the date hereof, among the Depositor, the Administrative Agent, the Marketing Agent and the Up-MACRO Tradeable Trustee.

         "Up-MACRO Tradeable Trustee" shall mean Investors Bank & Trust Company, not in its individual capacity but solely as trustee of the Up-MACRO Tradeable Trust.

         "Up-MACRO Trustee Fee" shall mean, with respect to any Distribution Date, the sum of, for each day during the related Calculation Period, an amount equal to a per annum rate of 0.08% multiplied by the Up-MACRO Aggregate Par Amount on such day, which shall be payable to the Trustee pursuant to this Trust Agreement.

         "Up-MACRO Underlying Value" shall mean, with respect to any Price Determination Day:

         (a) if the Ending Level is above the Starting Level, an amount equal to (i) the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current Price Determination Day plus (ii) the Up-MACRO Investment Amount for that Calculation Period plus (iii) (x) the Down-MACRO Investment Amount for that Calculation Period multiplied by (y) the Price Level Percentage Change for the Up-MACRO Holding Trust on such Price Determination Day;

         (b) if the Ending Level is below the Starting Level, an amount equal to (i) the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current Price Determination Day plus (ii) the Up-MACRO Investment Amount for that Calculation Period minus (iii) (x) the Up-MACRO Investment Amount for that Calculation Period multiplied by (y) the Price Level Percentage Change for the Down-MACRO Holding Trust on such Price Determination Day; and

         (c) if the Ending Level is equal to the Starting Level, an amount equal to the sum of the Up-MACRO Earned Income Accruals for each day that has elapsed during the current Calculation Period, up to and including the current Price Determination Day plus the Up-MACRO Investment Amount.

         "Value" shall mean, with respect to any Treasury on deposit at any time in either of the Paired Holding Trusts, the purchase price at which the applicable trust acquired that Treasury plus all interest and/or discount accrued on that Treasury since its acquisition date.

         "Yield Rate" shall mean, with respect to any Treasury on deposit at any time in either of the Paired Holding Trusts, the stated interest rate of such Treasury, if any, plus any discount rate applicable to such Treasury, based on the purchase date and purchase price at which the applicable Paired Holding Trust acquired that Treasury (which discount rate may be negative for any Treasury that was purchased at a premium).

                  Section 1.2 Other Definitional Provisions.

                          (a) All terms defined in this Trust Agreement shall
have the defined meanings when used in any share, certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                          (b) As used in this Trust Agreement and in any share,
certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such share, certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such share, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such share, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such share, certificate or other document shall control.

                          (c) The agreements, representations and warranties of
MACRO Securities Depositor, LLC in this Trust Agreement in its capacity as Depositor shall be deemed to be the separate agreements, representations and warranties of MACRO Securities Depositor, LLC solely in such capacity for so long as MACRO Securities Depositor, LLC acts in such capacity under this Trust Agreement.

                          (d) Unless otherwise specified, references to any
amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

                          (e) The words "hereof," "herein" and "hereunder" and
words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" means "including without limitation."

                                  ARTICLE II

                     CREATION AND DECLARATION OF THE TRUST;
                 FORM OF THE CERTIFICATES; THE INITIAL DEPOSIT;
                     DELIVERY, REGISTRATION OF TRANSFER AND
                      SURRENDER OF UP-MACRO HOLDING SHARES
                      ------------------------------------

                  Section 2.1 Initial Deposit. By execution of this Trust Agreement, each of the Depositor and the Administrative Agent hereby transfers, assigns, sets over and otherwise conveys to the Up-MACRO Holding Trust, cash in an amount of $500 for a total initial deposit of $1,000 (the "Initial Deposit") in exchange for 1,000 Founders' Shares, of which 500 are being issued to the Depositor and 500 are being issued to the Administrative Agent. The Initial Deposit will be deposited into the Founders' Equity Account and shall not be included in the calculation of the Up-MACRO Asset Amount at any time. The Initial Deposit, together with all Treasuries on deposit from time to time in the Securities Account, all monies on deposit from time to time in the Distribution Account and the Fee Payment Account and the Up-MACRO Holding Trust's rights under the Master Agreement, the Income Distribution Agreement, the Settlement Contracts (whether executed on the Closing Date or on any Subsequent Issuance Date), the MACRO

Licensing Agreement, the NYMEX Sublicensing Agreement and any Substitute Index Licensing Agreement, shall constitute the assets of the Up-MACRO Holding Trust (the "Trust Assets").

                  Section 2.2 Acceptance by Trustee. The Trustee hereby (i) acknowledges its acceptance on behalf of the Up-MACRO Holding Trust of all right and title to and interest in the property, both now existing and hereafter created, conveyed to the Up-MACRO Holding Trust pursuant to Section
2.1 and (ii) declares that it shall maintain such right, title and interest, upon the Up-MACRO Holding Trust herein set forth, for the benefit of all Holders of the Up-MACRO Holding Shares.

                  Upon the execution of this Trust Agreement, the Trustee is hereby directed to cause the Up-MACRO Holding Trust to enter with the Down-MACRO Holding Trust into the Master Agreement, the Income Distribution Agreement and one Settlement Contract for each MACRO Unit of Paired Holding Shares created on the Closing Date and additional Settlement Contracts on each day on which a Net Par Amount Increase in Paired Holding Shares is created as a result of Paired Subsequent Issuances.

                  Section 2.3 Limited Purpose of the Up-MACRO Holding Trust. The Up-MACRO Holding Trust shall not engage in any business or activity other than those authorized by this Trust Agreement or incidental and necessary to carry out the duties and responsibilities set forth in this Trust Agreement. Other than the issuance of the Up-MACRO Holding Shares on the Closing Date or on any Subsequent Issuance Date, the Up-MACRO Holding Trust shall not issue or sell any shares, certificates or other obligations or, except in accordance with this Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed.

                  Section 2.4 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Up-MACRO Holding Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Initial Deposit in the Up-MACRO Holding Trust and in authenticating the Up-MACRO Holding Shares) as of the Closing Date that:

                          (a) Organization and Good Standing. The Depositor is
a limited liability company validly existing and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Trust Agreement.

                          (b) Due Qualification. The Depositor is duly
qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any transfer of the Initial Deposit to the Up-MACRO Holding Trust by the Depositor unenforceable and would have a material adverse effect on the interests of the Holders of the Up-MACRO Holding Shares hereunder.

                          (c) Due Authorization. The execution, delivery and
performance of this Trust Agreement by the Depositor, the execution and delivery to the Trustee of the Up-MACRO Holding Shares by the Depositor and the consummation by the Depositor of the transactions provided for in this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action on the part of the Depositor and this Trust Agreement will remain, from the time of its execution, an official record of the Depositor.

                          (d) No Conflict. The execution and delivery by the
Depositor of this Trust Agreement and the Up-MACRO Holding Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and the fulfillment by the Depositor of the terms hereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Depositor is a party or by which it or any of its properties are bound.

                          (e) No Violation. The execution and delivery by the
Depositor of this Trust Agreement and the Up-MACRO Holding Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement and the fulfillment by the Depositor of the terms hereof will not conflict with or violate any Requirements of Law applicable to the Depositor.

                          (f) No Proceedings. There are no proceedings or
investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Trust Agreement or the Up-MACRO Holding Shares, (ii) seeking to prevent the issuance of the Up-MACRO Holding Shares or the consummation of any of the transactions contemplated by this Trust Agreement or the Up-MACRO Holding Shares, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Trust Agreement,
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement or the Up-MACRO Holding Shares or (v) seeking to affect adversely the income tax attributes of the Up-MACRO Holding Trust under the federal or applicable state income or franchise tax systems.

                          (g) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Depositor of this Trust Agreement and the Up-MACRO Holding Shares, the performance by the Depositor of the transactions contemplated by this Trust Agreement or the Up-MACRO Holding Shares and the fulfillment by the Depositor of the terms hereof and thereof have been obtained.

                          (h) Bankruptcy; Insolvency. No Event of Bankruptcy
with respect to the Depositor has occurred and the transfer of the Initial Deposit by the Depositor to the Up-MACRO Holding Trust has not been made in contemplation of the occurrence thereof.

                          (i) Binding Obligation. This Trust Agreement
constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect which affect the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                          (j) Unencumbered Title to Initial Deposit. The
Depositor is the legal and beneficial owner of all right, title and interest in and to the Initial Deposit and the Depositor has the full right to transfer the Initial Deposit to the Up-MACRO Holding Trust, and the Initial Deposit conveyed to the Up-MACRO Holding Trust by the Depositor has been conveyed to the Up-MACRO Holding Trust free and clear of any lien of any Person claiming through or under the Depositor or any of its Affiliates and in compliance, in all material respects, with all Requirements of Law applicable to the Depositor.

                          (k) Governmental Authorization. All authorizations,
consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Depositor in connection with the conveyance by the Depositor of the Initial Deposit to the Up-MACRO Holding Trust have been duly obtained, effected or given and are in full force and effect.

                          (l) Valid Transfer. This Trust Agreement constitutes
a valid transfer and assignment to the Up-MACRO Holding Trust of all right, title and interest of the Depositor in and to the Initial Deposit and other Trust Assets conveyed to the Up-MACRO Holding Trust by the Depositor and all monies due or to become due with respect thereto and the proceeds thereof and constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Up-MACRO Holding Trust, which, in the case of the Initial Deposit and the proceeds thereof, is enforceable upon execution and delivery of this Trust Agreement.

                          (m) No Conflicting Claim. Neither the Depositor nor
any Person claiming through or under the Depositor has any claim to or interest in the Securities Account or the Distribution Account.

                  The representations and warranties of the Depositor set forth in this Section 2.4 shall survive the transfer and deposit by the Depositor of the Initial Deposit to the Up-MACRO Holding Trust. Upon discovery by the Depositor, the Trustee or the Administrative Agent of a breach of any of the representations and warranties by the Depositor set forth in this Section 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto. The Depositor agrees to cooperate with the Trustee and the Administrative Agent in attempting to cure any such breach.

                  Section 2.5 Form of Certificates; Book-Entry System; Transferability of Up-MACRO Holding Shares.

                          (a) Form of Certificates. The Certificates evidencing
the Up-MACRO Holding Shares shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions as hereinafter provided. No Up-MACRO Holding Shares shall be entitled to any benefits under this Trust Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Up-MACRO Holding Shares has been executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and countersigned by the manual signature of a duly authorized officer of the Depositor. The Trustee shall maintain books on which the registered ownership of each Up-MACRO Holding Share and transfers, if any, of such registered ownership shall be recorded. Certificates evidencing the Up-MACRO Holding Shares bearing the manual signature of a duly authorized signatory of the Trustee and the manual or facsimile signature of a duly authorized officer of the Depositor, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Trustee or the Depositor, as applicable, shall bind the Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

                  The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Trust Agreement as may be required by the Trustee or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which the Up-MACRO Holding Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Up-MACRO Holding Shares evidenced by a particular Certificate are subject.

                          (b) Book-Entry Settlement. The Depositor and the
Trustee shall apply to the Depository for acceptance of the Up-MACRO Holding Shares in its book-entry settlement system. The Up-MACRO Holding Shares deposited with the Depository shall be evidenced by one or more global Certificates which shall be registered in the name of Cede & Co., as nominee for the Depository, and shall bear the following legend:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE AGENT AUTHORIZED BY THE DEPOSITOR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  So long as the Up-MACRO Holding Shares are eligible for book-entry settlement with the Depository and such settlement is available, unless otherwise required by law, all Up-MACRO Holding Shares shall be evidenced by one or more global Certificates the Registered Owner of which is the Depository or a nominee of the Depository and (i) no Beneficial Owner of Up-MACRO Holding Shares will be entitled to receive a separate Certificate evidencing those shares, (ii) the interest of a Beneficial Owner in the Up-MACRO Holding Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by the Depository or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (iii) the rights of a Beneficial Owner with respect to Up-MACRO Holding Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and the Depository or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Up-MACRO Holding Shares.

                  As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of the Up-MACRO Holding Shares, the Depository will credit or debit, on its book-entry registration and transfer system, the amount of Up-MACRO Holding Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Trustee, as instructed by the Administrative Agent, and each Authorized Participant, in the case of a Paired Subsequent Issuance or Paired Optional Redemption of MACRO Units. Owners of beneficial interests in Up-MACRO Holding Shares ("Beneficial Owners") will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased Up-MACRO Holding Shares a written confirmation relating to their purchase of Up-MACRO Holding Shares.

                          (c) Notices to Beneficial Owners. As described above,
the Trustee will recognize the Depository or its nominee as the owner of all Up-MACRO Holding Shares for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. The Administrative Agent shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Up-MACRO Holding Shares, directly or indirectly, through such DTC Participant. The Administrative Agent shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Up-MACRO Holding Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

                          (d) Distributions on Book-Entry Certificates.
Distributions on Up-MACRO Holding Shares pursuant to Section 5.2 and Section
6.1 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Up-MACRO Holding Shares. The Trustee and the Depositor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Up-MACRO Holding Shares, shall credit immediately the DTC Participant's accounts with payments in amounts proportionate to their respective beneficial interests in Up-MACRO Holding Shares as shown on the records of the Depository or its nominee. The Trustee and the Depositor also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a "street name," and shall be the responsibility of such DTC Participants and Indirect Participants. Neither the Trustee nor the Depositor will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Up-MACRO Holding Shares, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Up-MACRO Holding Shares.

                          (e) Registration of Transfer, Exchange and Surrender
of the Up-MACRO Holding Shares. The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section
13.15 a register (the "Share Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (the "Transfer Agent and Registrar") shall provide for the registration of the Up-MACRO Holding Shares and of transfers and exchanges of such shares as herein provided. The Transfer Agent and Registrar shall initially be the Trustee.

                  The Depositor may revoke such appointment and remove any Transfer Agent and Registrar if the Depositor determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Trust Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon thirty (30) days' notice to the Depositor and the Trustee; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Depositor.

                  At the option of a Holder, Up-MACRO Holding Shares may be registered for transfer at any office or agency of the Transfer Agent and Registrar maintained for such purpose, upon presentation of an ownership Certificate of an Up-MACRO Holding Share by the Holder to be registered for transfer or exchanged. When an ownership Certificate of an Up-MACRO Holding Share is presented for registration of transfer, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall register one or more new Up-MACRO Holding Shares in the Up-MACRO Holding Trust in the name of the designated transferee or transferees.

                  Each Certificate of an Up-MACRO Holding Share presented for registration of transfer shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Holder or the attorney-in-fact thereof duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Up-MACRO Holding Shares, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

                  All Certificates surrendered for registration of transfer or exchange or for payment shall be held by the Up-MACRO Holding Trust as treasury stock in the Treasury Stock Account.

                          (f) Mutilated, Destroyed, Lost or Stolen Shares. If
(a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate beneficial interest. In connection with the issuance of any new Certificate under this Section 2.5(f), the Trustee or the Transfer Agent and Registrar may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 2.5(f) shall constitute complete and indefeasible evidence of ownership in the Up-MACRO Holding Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 2.6 Paired Subsequent Issuances.

                          (a) At any time following the Closing Date, but prior
to the Final Scheduled Termination Date, the Trustee shall issue and deliver additional Up-MACRO Holding Shares (using, first, any treasury stock it has on deposit in the Treasury Stock Account) contemporaneously with the issuance of additional Down-MACRO Holding Shares in the form of MACRO Units (such an issuance, a "Paired Subsequent Issuance") following the receipt of, and in accordance with, a Creation Order delivered by an Authorized Participant and forwarded to the Trustee by the Administrative Agent. As provided in the Participants Agreement, a Paired

Subsequent Issuance may be made only upon the direction of one or more Authorized Participants delivered in the form of a Creation Order to the Administrative Agent on any Business Day (such date, the "Subsequent Issuance Date"), prior to the earlier of (i) 2:00 p.m., New York City Time, or (ii) half an hour before the end of trading in the futures contracts from which the Applicable Reference Price of Crude Oil is derived, designating, inter alia,
(i) the name of the Authorized Participant, (ii) the Submission Number (as defined in the Participants Agreement), (iii) the PIN Number (as defined in the Participants Agreement) (iv) the number of MACRO Units composed of Paired Holding Shares to be issued and (v) the number and type of Holding Shares to be, concurrently, exchanged to their related tradeable shares. On the next Business Day after the Subsequent Issuance Date, not later than 10:00 a.m., New York City Time, the Authorized Participant directing the Paired Subsequent Issuance shall deliver available funds to the Trustee in an amount equal to (i) the Up-MACRO Per Share Underlying Value of the Up-MACRO Holding Shares being created by that Authorized Participant, plus (ii) the Down-MACRO Per Share Underlying Value of the Down-MACRO Holding Shares being created by that Authorized Participant, plus (iii) non-refundable transaction fee as provided below. On the same Business Day, upon the satisfaction of the procedures and conditions for a Paired Subsequent Issuance that are specified in the Participants Agreement and no later than 3:00 p.m., New York City Time, the Trustee, acting together with the Down-MACRO Holding Trustee, each on behalf of their respective Paired Holding Trust, shall issue and deliver to the Depository account of the Authorized Participant who directed such Paired Subsequent Issuance, Paired Holding Shares constituting the number of MACRO Units ordered by such Authorized Participant, or if so requested, not later than 3:00 p.m. New York City Time on the third Business Day after the Subsequent Issuance Date, the applicable Tradeable Shares, in lieu of all, or part, of the Paired Holding Shares issued.

                          (b) Subject to the requirements and limitations set
forth herein and in the Participants Agreement, the number of Up-MACRO Holding Shares that the Up-MACRO Holding Trust may issue as part of a Paired Subsequent Issuance is unlimited. The Trustee and the Administrative Agent shall only process Creation Orders from Authorized Participants that have executed a Participants Agreement that is in full force and effect at the time when a Creation Order is placed. The Administrative Agent will maintain and make available at its Corporate Trust Office during normal business hours a current list of the Authorized Participants eligible to participate in a Paired Subsequent Issuance. Each Paired Subsequent Issuance shall be effected in accordance with the procedures set forth in Attachment A.I to the Participants Agreement, which may be amended from time to time in accordance with the provisions of the Participants Agreement; provided, however, that any such amendment shall not constitute an amendment of this Trust Agreement. In the event of any conflict between the Participants Agreement and this Trust Agreement, the provisions of the Participants Agreement shall govern insofar as they relate to the procedures for effecting Paired Optional Redemptions and Paired Subsequent Issuances.

                          (c) Concurrently with Paired Subsequent Issuances,
the Trustee, acting together with the Down-MACRO Holding Trustee, each on behalf of their respective Paired Holding Trust, shall adjust, on a Net Daily Basis (as defined in the Participants Agreement) the aggregate amount of the Income Distribution Agreement and enter into additional Settlement Contracts, if a Net Par Amount Increase occurred on that day, calculated based upon the number of MACRO Units specified in the Creation Orders and the number of MACRO Units specified in any Redemption Order, if applicable, delivered on the same day.

                  Each amendment to the Income Distribution Agreement shall be in the form of Exhibit B hereto and each Settlement Contract shall be in the form of Exhibit C hereto and shall constitute an additional confirmation to the Master Agreement. The original, executed Income

Distribution Agreement, each amendment thereto and each original, executed Settlement Contract shall be maintained by the Trustee among the books and records of the Up-MACRO Holding Trust.

                          (d) The Administrative Agent shall have the absolute
right, but shall have no obligation, to reject any Creation Order (i) if the Trustee determines that the Authorized Participant directing the Paired Subsequent Issuance has not deposited sufficient funds with the Trustee, (ii) if the Depositor determines, based upon an opinion of counsel, that such Creation Order would have adverse tax or securities law consequences for either of the Paired Holding Trusts or the holders of the Paired Holding Shares, (iii) the acceptance or fulfillment of which would, in the opinion of counsel to the Depositor acceptable to the Trustee, be unlawful, (iv) in the case of a Paired Subsequent Issuance, if the Down-MACRO Holding Trustee notifies the Trustee that the Creation Order for additional Down-MACRO Holding Shares made in connection with such issuance has been or will be rejected by it, by the Depositor or by the Administrative Agent for the Down-MACRO Holding Trust, or
(v) if circumstances outside the control of the Trustee, the Depositor or the Administrative Agent make it impractical or not feasible to cause the Up-MACRO Holding Trust to issue additional Up-MACRO Holding Shares. None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person by reason of the rejection of any Creation Order.

                          (e) The Administrative Agent may, in its discretion,
and will when so directed by the Depositor, suspend the right of creation of any Up-MACRO Holding Shares:

                                  (i) for any period during which the AMEX is
         closed other than customary weekend or holiday closings, or trading is suspended or restricted;

                                  (ii) for any period during which an emergency
         exists as a result of which delivery, disposal or evaluation of cash and/or the Treasuries is not reasonably practicable;

                                  (iii) for any period during which, such
         creation will cause the Up-MACRO Tradeable Trust to hold fifty percent or less of the outstanding Up-MACRO Holding Shares; and

                                  (iv) for such other period as the Depositor,
         the Trustee or the Administrative Agent determines to be necessary for the protection of Beneficial Owners.

                  None of the Depositor, the Trustee or the Administrative Agent will be liable to any Person for any loss or damages that may result from any such suspension or postponement.

                          (f) A non-refundable transaction fee will be payable
to the Trustee for its own account in connection with each Creation Order in the amount specified in Section 7 of the Participants Agreement.

                          (g) Only global Certificates will be issued to the
Depository, and retained by the Trustee, as custodian for the Depository, upon the Paired Subsequent Issuance of additional Up-MACRO Holding Shares. So long as the Depository Agreement is in effect, the Up-MACRO Holding Shares will be transferable solely through the book-entry systems of the Depository, and DTC Participants and their Indirect Participants, as more fully described in
Section 2.5 hereof. The Depository may discontinue providing its services with respect to the

Up-MACRO Holding Shares by giving notice to the Trustee, the Administrative Agent and the Depositor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee, the Administrative Agent and the Depositor shall find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Trustee and the Depositor.

                          (h) In the event that a Creation Order has been
cancelled, in connection with which the Up-MACRO Holding Trust incurred expenses not payable by an Authorized Participant, the Trustee will incur such expenses and will be reimbursed by the Up-MACRO Holding Trust pursuant to Section 3.1(c) herein.

                                  ARTICLE III

        APPOINTMENT OF THE TRUSTEE, ADMINISTRATIVE AND MARKETING AGENT;
             THE ADMINISTRATION AND REINVESTMENT OF THE TREASURIES;
                           ESTABLISHMENT OF ACCOUNTS
                           -------------------------

                  Section 3.1 Acceptance of Appointment and Matters Relating to the Trustee.

                          (a) Investors Bank & Trust Company agrees to act as
Trustee, Transfer Agent and Registrar under this Trust Agreement and has concurrently agreed to act as the Down-MACRO Holding Trustee under the Down-MACRO Holding Trust Agreement. The Holders of the Up-MACRO Holding Shares by their acceptance of their shares consent to Investors Bank & Trust Company acting as Trustee under this Trust Agreement and as trustee for the Down-MACRO Holding Trust under the Down-MACRO Holding Trust Agreement.

                          (b) Without limiting the generality of the foregoing,
the Trustee is hereby authorized, instructed and empowered (i) to make withdrawals and payments or to instruct any paying agent or custodian appointed by the Trustee to make withdrawals and payments from the Securities Account and the Distribution Account, as set forth in this Trust Agreement, (ii) to enter into the Income Distribution Agreement, the Settlement Contracts, the Participants Agreement, the MACRO Licensing Agreement, the NYMEX Sublicensing Agreement and any other agreement related to the powers and purposes of the Up-MACRO Holding Trust, (iii) to settle the purchase of Treasuries at the direction of the Administrative Agent and (iv) to take any action required or permitted under the Income Distribution Agreement, the Settlement Contracts, the Participants Agreement, the MACRO Licensing Agreement and the NYMEX Sublicensing Agreement, as set forth in this Trust Agreement and any such action needed for the daily operation of the Trust. Without limiting the generality of the foregoing and with the prior written consent of the Depositor, the Trustee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the SEC and any state securities authority on behalf of the Up-MACRO Holding Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements; provided, however, that, the Depositor shall make all filings with the SEC and under state securities laws on behalf of the Up-MACRO Holding Trust to the extent required to do so hereby.

                          (c) The Trustee shall be entitled to be reimbursed
for any expenses incurred by it, with the prior approval of the Depositor or the Administrative Agent, in connection with the performance of its duties under this Trust Agreement, including, without limitation, the fees and disbursements of any custodian, Transfer Agent and Registrar, the fees and expenses of its legal counsel, the fees and disbursements of independent accountants, the expenses associated with the cancellation of an order under the Participants Agreement and all other fees and expenses, including the costs of any filing and the costs and expenses relating to obtaining and maintaining the listing of the Up-MACRO Holding Shares and/or the Up-MACRO Tradeable Shares on any stock exchange. If so instructed by the Depositor or the Administrative Agent, the Trustee shall expend its own funds on behalf of the Up-MACRO Holding Trust and shall be reimbursed therefor on the next scheduled Distribution Payment Date.

                  Section 3.2 Representations, Warranties and Covenants of the Trustee. Investors Bank & Trust Company, in its capacity as initial Trustee under this Trust Agreement, hereby makes, and any successor Trustee by its appointment hereunder shall make, on the Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Up-MACRO Holding Trust in accepting the Treasuries in trust and executing this Trust Agreement (and agrees that the Depositor, the Administrative Agent and the Holders, as applicable, may rely on each such representation, warranty and covenant):

                          (a) Organization and Good Standing. The Trustee is
a Massachusetts trust company and a wholly-owned subsidiary of a bank holding company (or with respect to any successor Trustee, such other corporate entity as may be applicable), duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts (or with respect to any successor Trustee, under the laws of the applicable jurisdiction of organization), and has full trust power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                          (b) Due Qualification. The Trustee is duly qualified
to do business and is in good standing as a foreign trust company (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Holding Shares hereunder.

                          (c) Due Authorization. The execution, delivery, and
performance of this Trust Agreement has been duly authorized by the Trustee by all necessary trust action on the part of the Trustee.

                          (d) Binding Obligation. This Trust Agreement
constitutes a legal, valid and binding obligation of the Trustee, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                          (e) No Violation. The execution and delivery of this
Trust Agreement by the Trustee, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Trustee, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Trustee or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Trustee is a party or by which it or any of its properties are bound.

                          (f) No Proceedings. There are no proceedings or
investigations pending or threatened against the Trustee before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Up-MACRO Holding Shares or the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Trustee, would materially and adversely affect the performance by the Trustee of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

                          (g) Compliance with Requirements of Law. The Trustee
shall duly satisfy all of its obligations and duties under this Trust Agreement and shall maintain in effect all qualifications and will comply in all material respects with all of the Requirements of Law in connection with its duties hereunder, inasmuch as a failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up-MACRO Holding Shares.

                          (h) Protection of the Rights of Holders of the
Up-MACRO Holding Shares. The Trustee shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders of the Up-MACRO Holding Shares nor shall it revise amounts to be distributed on the Up-MACRO Holding Shares.

                          (i) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Trustee of this Trust Agreement, the performance by the Trustee of the transactions contemplated by this Trust Agreement and the fulfillment by the Trustee of the terms hereof, have been obtained; provided, however, that the Trustee makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Holding Shares.

                          (j) Maintenance of Records and Books of Account. The
Trustee shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing any transaction entered into by the Up-MACRO Holding Trust in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable. Such documents, books and computer records shall reflect all facts giving rise to such transactions, all payments and credits with respect thereto, and, to the extent required, such documents, books and computer records shall indicate the interests of the Up-MACRO Holding Trust in such transactions.

                  Section 3.3 Acceptance of Appointment and Matters Relating to the Administrative and Marketing Agent.

                          (a) Claymore Securities, Inc. agrees to act as
Administrative Agent under this Agreement and the Holders of the Up-MACRO Holding Shares by their acceptance of their shares consent to Claymore Securities, Inc. acting as Administrative Agent under this Trust Agreement and as administrative agent for the Down-MACRO Holding Trust under the Down-MACRO Holding Trust Agreement.

                          (b) The Administrative Agent shall administer the
Treasuries and direct the Trustee (i) in investing the proceeds from such Treasuries and the proceeds of the creation of new Up-MACRO Holding Shares in Paired Subsequent Issuances and (ii) in selecting Treasuries and/or cash for delivery to the Down-MACRO Holding Trust as settlement payments under the Settlement Contracts and to shareholders as a Final Distribution in accordance with the terms set forth in this Trust Agreement and its customary and established procedures relating to administering Treasuries and other comparable investments. The Administrative Agent shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such administration, reinvestment, payment and management of the Treasuries which it may deem necessary or desirable. The Administrative Agent shall not be obligated to use separate offices, employees or accounts for administering the Treasuries in connection with the administration and reinvestment of the proceeds from the Treasuries in new Treasuries in accordance with Section 3.7 hereof. The Depositor and the Trustee shall furnish to the Administrative Agent any powers of attorney or other documents necessary or appropriate to enable the Administrative Agent to carry out its administrative and investment duties hereunder.

                          (c) The Administrative Agent shall comply with and
perform its administrative and investment obligations with respect to the Treasuries in accordance with Section 3.5, Section 3.6, Section 3.7, and
Section 6.1.

                          (d) The Administrative Agent shall not be liable for
the payment of expenses incurred in connection with the Up-MACRO Holding Trust but shall be liable for its administrative and investment activities undertaken pursuant to this Trust Agreement including any expenses related to its administration of the Treasuries, disbursements or any other fees and expenses related thereto.

                          (e) The Administrative Agent shall maintain and
implement administrative and operating procedures (including the ability to recreate records evidencing the Up-MACRO Holding Trust's ownership interest in the Treasuries in the event of the destruction of the originals thereof), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable which is related to the purchase, holding and sale of Treasuries. Such documents, books and computer records shall reflect all facts giving rise to the Treasuries, all payments and credits with respect thereto, and, to the extent required pursuant to Section 3.4(j), such documents, books and computer records shall indicate the interests of the Up-MACRO Holding Trust in the Treasuries.

                          (f) Claymore Securities, Inc. agrees to act as
Marketing Agent under this Trust Agreement and the Holders of the Up-MACRO Holding Shares by their acceptance of their shares consent to Claymore Securities, Inc. acting as Marketing Agent under this Trust Agreement and as marketing agent for the Down-MACRO Holding Trust under the Down-MACRO Holding Trust Agreement.

                          (g) The Marketing Agent shall comply and perform its
obligations with respect to the Holding Shares as set forth in a separate letter agreement between the Depositor and the Marketing Agent.

                  Section 3.4 Representations, Warranties and Covenants of the Administrative Agent and Marketing Agent. Claymore Securities, Inc., in its capacity as initial Administrative Agent and Marketing Agent, hereby makes, and any successor Administrative Agent and Marketing Agent by its appointment hereunder shall make, on the Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Up-MACRO Holding Trust (and agrees that the Trustee may rely on each such representation, warranty and covenant in accepting the Treasuries in trust and in authenticating the Up-MACRO Holding Shares):

                          (a) Organization and Good Standing. Each of the
Administrative Agent and the Marketing Agent is a Kansas corporation (or with respect to any successor Administrative Agent or Marketing Agent, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of the State of Kansas (or with respect to any successor Administrative Agent or Marketing Agent, the applicable jurisdiction of its organization), and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                          (b) Due Qualification. Each of the Administrative
Agent and the Marketing Agent is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Holders of the Up-MACRO Holding Shares hereunder.

                          (c) Due Authorization. The execution, delivery and
performance of this Trust Agreement has been duly authorized by the Administrative Agent and the Marketing Agent by all necessary corporate action on the part of the Administrative Agent and the Marketing Agent.

                          (d) Binding Obligation. This Trust Agreement
constitutes a legal, valid and binding obligation of the Administrative Agent and the Marketing Agent, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                          (e) No Violation. The execution and delivery of this
Trust Agreement by the Administrative Agent and the Marketing Agent, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Administrative Agent and the Marketing Agent, will not conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Administrative Agent and the Marketing Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which each of the Administrative Agent and the Marketing Agent is a party or by which it or any of its properties are bound.

                          (f) No Proceedings. There are no proceedings or
investigations pending or threatened against the Administrative Agent or the Marketing Agent before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, seeking any determination or ruling that, in the reasonable judgment of the Administrative Agent or the Marketing Agent, would materially and adversely affect the performance by the Administrative Agent or the Marketing Agent of its obligations under this Trust Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

                          (g) Compliance with Requirements of Law. The
Administrative Agent shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Treasuries and the Securities Account, will maintain in effect all qualifications required under

Requirements of Law in order to properly service the Treasuries and the Securities Account and will comply in all material respects with all other Requirements of Law in connection with servicing the Treasuries and the Securities Account, inasmuch as the failure to comply with such requirements would have a material adverse effect on the interests of the Holders of the Up-MACRO Holding Shares.

                          (h) Protection of the Rights of the Holders of the
Up-MACRO Holding Shares. The Administrative Agent shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Holders of the Up-MACRO Holding Shares in any Treasury or in the Securities Account.

                          (i) All Consents Required. All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Administrative Agent and the Marketing Agent of this Trust Agreement, the performance by the Administrative Agent and the Marketing Agent of the transactions contemplated by this Trust Agreement and the fulfillment by the Administrative Agent and the Marketing Agent of the terms hereof, have been obtained; provided, however, that each of the Administrative Agent and the Marketing Agent makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Up-MACRO Holding Shares.

                          (j) Maintenance of Records and Books of Account. The
Administrative Agent shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Up-MACRO Holding Trust's ownership interest in the Treasuries in the event of the destruction of the original records relating thereto), and keep and maintain all documents, books, computer records and other information, reasonably necessary or advisable for the collection of all amounts due on the Treasuries. Such documents, books and computer records shall reflect all facts giving rise to the Treasuries, all payments and credits with respect thereto, and, to the extent required pursuant to Section 3.3(e), such documents, books and computer records shall indicate the interests of the Up-MACRO Holding Trust in the Treasuries.

                  Section 3.5 Establishment of the Securities Account.

                          (a) The Trustee, for the benefit of the Holders of
the Up-MACRO Holding Shares, shall establish and maintain in the name of the Trustee, on behalf of the Up-MACRO Holding Trust, an Eligible Deposit Account bearing a designation clearly indicating that the Treasuries deposited therein are held for the benefit of the Holders of the Up-MACRO Holding Shares (the "Securities Account").

                          (b) The Securities Account shall initially be
established with the Trustee. The Trustee shall possess all right, title and interest in and to all of the Treasuries on deposit from time to time in the Securities Account and in all proceeds thereof for the benefit of the Holders of the Up-MACRO Holding Shares.

                          (c) The Securities Account shall be under the sole
dominion and control of the Trustee for the benefit of the Holders of the Up-MACRO Holding Shares. Except as expressly provided in this Trust Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds or assets held in the Securities Account for any amount owed to it by the Up-MACRO Holding Trust or any Holder of Up-MACRO Holding Shares. If at any time the Securities Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any cash or any investments to such new account, and from the date such new account is established it shall be the "Securities Account" for purposes of this Trust Agreement.

                          (d) The Trustee shall, in accordance with the trade
instructions received from the Administrative Agent, invest the funds of the Up-MACRO Holding Trust in Treasuries and deposit such Treasuries into the Securities Account, (i) on each Distribution Date, using the maturity proceeds of the Treasuries on deposit in the Distribution Account on such Distribution Date and required to be reinvested in the amount specified under Section 5.2(a)(iv), and (ii) on each Subsequent Issuance Date, other than a Subsequent Issuance Date which occurs prior to a Distribution Date, using the funds delivered to the Trustee by Authorized Participants in connection with the Paired Subsequent Issuance that is being effected on such Subsequent Issuance Date and (iii) on any day during a Calculation Period, using any proceeds of the Treasuries received on or prior to that day.

                          (e) On each Distribution Date, the Trustee shall
transfer to the Distribution Account all of the maturity proceeds of the Treasuries that were on deposit in the Securities Account during the preceding Calculation Period, to the extent that such proceeds remain on deposit in the Securities Account on such date.

                          (f) On any Redemption Date occurring on a date that
is not a Distribution Date, the Trustee shall withdraw the portion of the Treasuries and cash on deposit in the Securities Account that is specified by the Administrative Agent with respect to such Redemption Date pursuant to
Section 5.2(c) and shall deliver such assets in the amounts and to the parties entitled thereto, as specified in such Section 5.2(c).

                  Section 3.6 Establishment of the Distribution Account.

                          (a) The Trustee, for the benefit of the Holders of
the Up-MACRO Holding Shares, shall establish and maintain in the name of the Trustee, on behalf of the Up-MACRO Holding Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the Up-MACRO Holding Shares (the "Distribution Account").

                          (b) The Distribution Account shall initially be
established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Distribution Account and in all proceeds thereof. The Distribution Account shall be under the sole dominion and control of the Trustee for the benefit of the Holders of the Up-MACRO Holding Shares.

                          (c) Except as expressly provided in this Trust
Agreement, each of the Depositor, the Administrative Agent and the Trustee agree that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Distribution Account for any amount owed to it by the Up-MACRO Holding Trust or any Holder of Up-MACRO Holding Shares. If, at any time, the Distribution Account ceases to be an Eligible Deposit Account, the Trustee shall within twenty (20) Business Days establish a new account, transfer any cash or any investments to such new account, and from the date such new account is established, it shall be the "Distribution Account" for purposes of this Trust Agreement.

                          (d) The Trustee shall deposit into the Distribution
Account on or prior to each Distribution Date, (i) all interest and other income on the Treasuries held in the Securities Account that is received within one Business Day preceding any Distribution Date, (ii) all payments received by the Up-MACRO Holding Trust under the Income Distribution Agreement and the Settlement Contracts, and, (iii) pursuant to Section 3.5(e), all proceeds of the Treasuries remaining on deposit in the Securities Account on any Distribution Date.

                          (e) Not later than the Distribution Payment Date that
follows each Distribution Date, including any Distribution Date that is also the Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, the Trustee shall withdraw all funds on deposit in the Distribution Account and shall apply such funds for the purposes and in accordance with the priorities specified in Section 5.2(a).

                  Section 3.7 Administration of Treasuries.

                          (a) On each Distribution Date and on each Business
Day on which funds are received by the Trustee in connection with a Paired Subsequent Issuance, the Administrative Agent, on behalf of the Up-MACRO Holding Trust, shall direct the Trustee to reinvest the funds available pursuant to Section 5.2(a)(iv) in U.S. Treasury obligations or in repurchase agreements in U.S. Treasury obligations in accordance with the following "Acquisition Guidelines":

                                (i) all Treasuries must mature on or prior to the next scheduled Distribution Date;

                                (ii) no Treasury may be purchased at a premium to its stated par amount; and

                                (iii) subject to the foregoing clauses (i) and
         (ii), all funds shall be invested in:

(1) in the case that they are being invested in U.S. Treasury obligations:

                                    (A) Treasuries with the most recent date of
                  issuance that mature on the twenty-fifth day of the month in which the next scheduled Distribution Date occurs;

                                    (B) to the extent that Treasuries
                  satisfying the foregoing subclause (A) are not available in sufficient amounts to allow investment of all funds that are required to be invested pursuant to Section 5.2(a)(iv), Treasuries with the most recent date of issuance that mature on the fifteenth day of the month in which the next scheduled Distribution Date occurs;

                                    (C) to the extent that Treasuries
                  satisfying the foregoing subclauses (A) or (B) are not available in sufficient amounts to allow investment of all funds that are required to be invested pursuant to Section 5.2(a)(iv), Treasuries with the most recent date of issuance that mature on the first day of the month in which the next scheduled Distribution Date occurs; and

                                    (D) thereafter, to the extent that
                  Treasuries satisfying the foregoing subclauses (A), (B) or
                  (C) are
                  not available in sufficient amounts to allow investment of all funds that are required to be invested pursuant to
                  Section 5.2(a)(iv), Treasuries with the most recent date of issuance that mature closest to the next scheduled Distribution Date.

(2) in the case that they are being invested in repurchase agreements in U.S. Treasury obligations, repurchase agreements issued by [ ], and, to the extent that such counterparty no longer has capacity, [ ], and, to the extent that such counterparty no longer has capacity, [ ], and, to the extent that such counterparty no longer has capacity, [ ], and, to the extent that such counterparty no longer has capacity, [ ], and, to the extent that such counterparty no longer has capacity, [ ]; provided, that the Administrative Agent may direct the acquisition of repurchase agreements from each of the foregoing entities only to the extent that such entities are, at the time of acquisition, either (x) banks with at least $1 billion in capital or (y) registered securities dealers deemed to be credit-worthy by the Administrative Agent.

                          (b) On each Distribution Date, the Administrative
Agent may, subject to, and in accordance with, the Acquisition Guidelines, solicit offers from the three (3) largest nationally recognized dealer markets in U.S. Treasury obligations. Upon the receipt of such offers, the Administrative Agent shall determine the offer price and execution terms that will yield the greatest expected Up-MACRO Available Income Accrual and Down-MACRO Available Income Accrual for the next Calculation Period and shall direct the Trustee to purchase Treasuries, subject to, and in accordance with, the Acquisition Guidelines, from the dealer or dealers who submitted such offers. Instead of or in addition to the foregoing acquisition of U.S. Treasury obligations, the Administrative Agent may, on each Distribution Date, solicit offers, in accordance with the Acquisition Guidelines, from the counterparties designated in Section 3.7(a)(2) for U.S. Treasury repurchase arrangements and, based upon the Administrative Agent's determination of the best offer price and execution terms yielding the greatest Up-MACRO and Down-MACRO Available Income Accrual, shall direct the Trustee to enter into repurchase arrangements with the counterparty or counterparties who submitted such offers. All Treasuries acquired as described above shall be allocated ratably between the Up-MACRO Holding Trust and the Down-MACRO Holding Trust. Treasuries purchased on each Distribution Date, Subsequent Issuance Date or any other date shall be deposited by the Trustee into the Securities Account.

                          (c) On any Business Day during any Calculation Period
when cash is available in the Securities Account or the Distribution Account for reinvestment in Treasuries, (other than the last Business Day prior to a Distribution Date), the Administrative Agent shall provide instructions to the Trustee to purchase Eligible Treasuries maturing prior to the next scheduled Distribution Date, in accordance with the Acquisition Guidelines set forth in paragraph (a) of this Section 3.7.

                          (d) Without limiting the generality of Section 13.1
and Section 13.2, the Trustee shall not under any circumstances be held liable under this Trust Agreement for any action it takes in accordance with directions provided to it by the Administrative Agent under this Section 3.7 or for any omission on the part of the Trustee to take any action in the absence of receiving instructions from the Administrative Agent pursuant to this
Section 3.7.

                  Section 3.8 Establishment of the Fee Payment Account.

                          (a) The Trustee shall establish and maintain in the
name of the Trustee, on behalf of the Up-MACRO Holding Trust, an Eligible Deposit Account bearing a

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designation that the funds deposited therein are held for the benefit of the
Depositor (the "Fee Payment Account").

                          (b) The Fee Payment Account shall initially be
established with the Trustee. The Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Fee Payment Account and in all proceeds thereof. The Fee Payment Account shall be under the sole dominion and control of the Trustee for the benefit of the Depositor.

                          (c) On each Distribution Date, the Trustee shall
deposit an amount equal to the Up-MACRO Fee Deduction Amount into the Fee Payment Account and shall use such funds, based on standing instructions from the Depositor, to pay all Up-MACRO Expenses and all Up-MACRO Fees pursuant to priorities first and second of Section 5.2(a) on the related Distribution Payment Date.

                          (d) On each Distribution Payment Date, all funds
remaining on deposit in the Fee Payment Account after the Up-MACRO Expenses and Up-MACRO Fees have been paid in full shall be delivered by the Trustee to the Depositor.

                                  ARTICLE IV

                                  CALCULATIONS
                                  ------------

                  Section 4.1 Calculations on Price Determination Days.

                          (a) With respect to each Price Determination Day, the
Trustee shall calculate and provide to the Administrative Agent and the Calculation Agent not later than 5:00 p.m. New York City Time on the preceding day:

                                (i) the Up-MACRO Investment Amount for that
         Price Determination Date;

                                (ii) the Up-MACRO Available Income Accrual for the previous day;

                                (iii) the Up-MACRO Earned Income Accrual for the previous day;

                                (iv) the Up-MACRO Daily Fee Accrual for that
         Price Determination Date;

                                (v) the Up-MACRO Asset Amount for that Price
         Determination Date; and

                                (vi) the Price Level Percentage Change for the preceding day and the Up-MACRO Underlying Value for the preceding day and the portion thereof that is allocable to (A) one Up-MACRO Holding Share, calculated by dividing the Up-MACRO Underlying Value by the number of Up-MACRO Holding Shares that are Outstanding on such day, and (B) one Up-MACRO Tradeable Share, calculated by dividing (1) the product of (x) the number of Up-MACRO Holding Shares held by the Up-MACRO Tradeable Trust on such day and (y) the quotient calculated in the foregoing subclause (A)

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

         by (2) the number of Up-MACRO Tradeable Shares that are outstanding on such day. The calculations in clauses (ii) and (v) for any day that was not a Price Determination Day shall be made using the Applicable Reference Price of Crude Oil on the last preceding Price Determination Day.

                          (b) The Trustee shall calculate the Up-MACRO
Underlying Value as provided in clause (a)(v) of this Section 4.1, subject to receipt of, and based upon (i) the Applicable Reference Price of Crude Oil as of the close of trading on such Price Determination Day, and (ii) its own calculations of the Down-MACRO Asset Amount pursuant to Section 4.1 of the Down-MACRO Holding Trust Agreement.

                  For purposes of calculating the foregoing amounts, any Paired Optional Redemptions or Paired Subsequent Issuances scheduled to settle on the relevant Price Determination Day shall be taken into account.

                          (c) Not later than 7:15 p.m. New York City Time on
the Business Day preceding each Distribution Date, assuming that the Applicable Reference Price of Crude Oil has been established by the NYMEX or the applicable Substitute Oil Price Provider, the Trustee shall calculate and provide to the Administrative Agent (i) the Up-MACRO Income Distribution Payment, if any, that is payable under the Income Distribution Agreement by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust and (ii) the Down-MACRO Income Distribution Payment, if any, that is payable under the Income Distribution Agreement by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust.

                          (d) The Trustee's calculations, pursuant to clauses
(a) through (c) of this Section 4.1 shall be conclusive and binding upon the Holders of the Up-MACRO Holding Shares and all other Persons.

                  Section 4.2 Calculation of Intraday Indicative Values.

                  Intraday indicative values for the Underlying Value of the Up-MACRO Holding Trust based on the intraday trading prices of the Applicable Reference Price of Crude Oil will be calculated by the Calculation Agent under the Calculation Agency Agreement.

                  Section 4.3 Calculation of Income Distribution Payments and Settlement Payments.

                          (a) Prior to each Distribution Date, the Trustee
shall calculate the Up-MACRO Income Distribution Payment, if any, that the Up-MACRO Holding Trust is required to make to the Down-MACRO Holding Trust on such Distribution Date or the Down-MACRO Income Distribution Payment, if any, that the Down-MACRO Holding Trust is required to make to the Up-MACRO Holding Trust on such Distribution Date pursuant to the Income Distribution Agreement.

                          (b) On the Business Day preceding the Final Scheduled
Termination Date, any Early Termination Date and the New York Business Day on which a Paired Optional Redemption settles, assuming that the Applicable Reference Price of Crude Oil has been established by the NYMEX or the applicable Substitute Oil Price Provider on the last Price Determination Day preceding such Final Scheduled Termination Date or Early Termination Date or on the applicable Redemption Date, the Trustee shall calculate and provide to the Administrative Agent (i) the Up-MACRO Settlement Payment, if any, required to be made by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust under the Settlement Contracts that are being settled in connection with such Final Scheduled Termination Date, Early Termination Date or Redemption Date and (ii) the Down-MACRO Settlement Payment, if any, required to be made by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the Settlement Contracts

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

that are being settled in connection with such Final Scheduled Termination Date, Early Termination Date or Redemption Date.

                  Section 4.4 Calculations Relating to Paired Subsequent Issuances and Paired Optional Redemptions. The Trustee shall confirm the Administrative Agent's determination of the Redemption Cash Component, if any, that must be delivered by the redeeming Authorized Participants in connection with each Paired Optional Redemption. The Trustee's determination of the Redemption Cash Component, if any, required for each Paired Optional Redemption shall be final and binding upon all interested Persons.

                                   ARTICLE V

                RIGHTS OF HOLDERS OF THE UP-MACRO HOLDING SHARES
                ------------------------------------------------

                  Section 5.1 Rights of Holders of the Up-MACRO Holding Shares. The Up-MACRO Holding Shares represent beneficial interests in the Up-MACRO Holding Trust and are entitled to receive distributions on the dates and in the amounts specified in Section 5.2 from assets on deposit in the Distribution Account and the Securities Account.

                  Section 5.2 Priority of Payments.

                          (a) Allocations on each Distribution Date. On each
Distribution Date, the Trustee, on behalf of the Up-MACRO Holding Trust, shall allocate the amounts on deposit in the Distribution Account, including without limitation amounts deposited therein pursuant to Section 5.5(b) and Section 5.6(b), in accordance with the following priority of payments:

                                (i) first, for deposit of an amount equal to the Up-MACRO Fee Deposit into the Fee Payment Account for application to the payment of Up-MACRO Expenses incurred during the preceding Calculation Period;

                                (ii) second, the amount remaining in the Fee
         Payment Account after the payment of Up-MACRO Expenses, for the payment of the Up-MACRO Fees incurred during the preceding Calculation Period pursuant to Section 5.4 hereunder;

                                (iii) third, if such Distribution Date is an Early Termination Date, the Final Scheduled Termination Date or a Redemption Date for all or a portion of the Up-MACRO Holding Shares, to segregate funds in an amount equal to the product of (A) all funds remaining after satisfying priorities first and second of this Section 5.2(a) and (B) the applicable Up-MACRO Redemption Percentage for such Redemption Date, for application of such funds (A) to make the Up-MACRO Settlement Payment to the Down-MACRO Holding Trust if any such payment is owed under the Settlement Contracts being settled on such date and then (B) to make a Final Distribution to the Holders of the Up-MACRO Holding Shares being redeemed on such date;

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

                                (iv) fourth, for reinvestment in Treasuries of an amount equal to the lesser of (x) the Up-MACRO Aggregate Par Amount on such Distribution Date (after deducting an amount equal to the Aggregate Par Amount of the Up-MACRO Holding Shares being redeemed on such Distribution Date), and (y) all funds remaining after satisfying priorities first through third of this Section 5.2(a);

                                (v) fifth, for making the Up-MACRO Income
         Distribution Payment to the Down-MACRO Holding Trust, if such a payment is due under the Income Distribution Agreement; and

                                (vi) sixth, for distribution as the Quarterly Distribution on the Distribution Payment Date that follows such Distribution Date all funds that are remaining after satisfying priorities first through fifth of this Section 5.2(a) to those shareholders who are registered Holders of the Up-MACRO Holding Shares on the related Record Date.

                          (b) Distributions on Distribution Payment Dates. On
the settlement date for a Paired Optional Redemption directed on a Distribution Date, the Trustee shall distribute to the Holders of the Up-MACRO Holding Shares the Final Distribution provided for under priority third of clause (a) above in cash and, on the Distribution Payment Date that follows each Distribution Date, the Trustee shall distribute to the Holders of the Up-MACRO Holding Shares who were registered holders on the related Record Date the Quarterly Distribution provided for under priority sixth of clause (a) above in cash.

                          (c) Distributions on Redemption Dates that are not
Distribution Dates. With respect to each Redemption Date that is not a Distribution Date, the Trustee, as instructed by the Administrative Agent, will segregate a portion of the Treasuries on deposit in the Securities Account such that the Value of the Treasuries so segregated is equal to the product of the applicable Up-MACRO Redemption Percentage for such Redemption Date and the Up-MACRO Asset Amount on that Redemption Date. The Trustee, as instructed by the Administrative Agent, will then deliver Treasuries and cash with a Value equal to the Up-MACRO Settlement Payment that is owed, if any, under each Settlement Contract that is being settled on that Redemption Date to the Down-MACRO Holding Trustee and deliver the remaining Treasuries that were segregated to the Holders of the Up-MACRO Holding Shares that are being redeemed on that Redemption Date in accordance with the procedures specified in such Section 6.1(d).

                  Section 5.3 Payment of Expenses. On each Distribution Payment Date, the Trustee, on behalf of the Up-MACRO Holding Trust, shall apply funds on deposit in the Fee Payment Account to pay the following expenses (such expenses, the "Up-MACRO Expenses"):

                                (i) taxes, and any other governmental charges;

                                (ii) to the Administrative Agent, the expenses of negotiating the purchase of Treasuries and, to the Trustee, the expenses of settling the purchase of the Treasuries in each case, pursuant to Section 3.7 (exclusive of any expenses required to be borne by the Depositor or redeeming Authorized Participant as provided herein or in the Participants Agreement in connection with Paired Optional Redemptions and Paired Subsequent Issuances);

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

                                (iii) any taxes, fees and charges relating to each Paired Subsequent Issuance or Paired Optional Redemption of MACRO Units (exclusive of fees and expenses required to be borne by the Authorized Participants directing the creation or redemption of MACRO Units);

                                (iv) extraordinary legal expenses of the Trustee and auditing expenses of the Up-MACRO Holding Trust or the Up-MACRO Tradeable Trust;

                                (v) federal and state registration fees
         incurred to comply with the public registration requirements and reporting obligations thereunder for the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust, as required pursuant to Section 15.2 hereof and Section 2.4 of the Up-MACRO Tradeable Trust Agreement;

                                (vi) expenses of the Depositor relating to the printing and distribution of offering and marketing materials relating to the initial issuance and any Paired Subsequent Issuances (including but not limited to, associated legal, auditing, underwriting and rating agency costs); and

                                (vii) any other expenses of the Up-MACRO
         Holding Trust or the Up-MACRO Tradeable Trust not otherwise described above which are incurred by either trust, or on behalf of either trust by the Depositor, the Trustee, the Up-MACRO Tradeable Trustee, the Calculation Agent under the Calculation Agency Agreement and the Administrative Agent pursuant to actions permitted or required under this Trust Agreement, the Up-MACRO Tradeable Trust Agreement or the Calculation Agency Agreement, as applicable.

                  The Trustee shall be responsible for recording all expenses incurred by it on behalf of, or in the course of, administering the Up-MACRO Holding Trust.

                  To the extent that the funds on deposit in the Fee Payment Account are insufficient to pay in full all of the Up-MACRO Expenses, such funds shall be applied first, to pay all taxes payable by the Up-MACRO Holding and Tradeable Trusts and, thereafter, shall be applied ratably to pay all other expenses. The Depositor shall pay the unpaid portion of any of the Up-MACRO Expenses on behalf of the Up-MACRO Holding and Tradeable Trusts.

                  Section 5.4 Payment of Fees. On each Distribution Payment Date, after all Up-MACRO Expenses have been paid, the Trustee, on behalf of the Up-MACRO Holding Trust, shall apply funds on deposit in the Fee Payment Account to pay the following fees (collectively, the "Up-MACRO Fees"):

                                (i) to the Trustee, the Up-MACRO Trustee Fee for the preceding Calculation Period;

                                (ii) to the Administrative Agent and the Marketing Agent, the Up-MACRO Administration and Marketing Fee for the preceding Calculation Period;

                                (iii) to MacroMarkets, the MACRO Licensing Fee for the preceding Calculation Period;

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

                                (iv) to MacroMarkets, the Up-MACRO Sublicensing Fee for the preceding Calculation Period;

                                (v) to the Calculation Agent, the Up-MACRO
         Calculation Agent Fee for the preceding Calculation Period; and

                                (vi) fees payable to any other entities which provide services to the Up-MACRO Holding Trust or the Up-MACRO Tradeable Trust.

                  To the extent that the funds on deposit in the Fee Payment Account are insufficient to pay in full all of the Up-MACRO Fees, such funds will be applied ratably for the payment of each Person listed above in (i),
(ii), (iv) and (v) and the remaining amount, if any, will be paid on behalf of the Up-MACRO Holding Trust by the Depositor.

                  To the extent any funds remain on deposit in the Fee Payment Account after payment of all Up-MACRO Expenses and Up-MACRO Fees on any Distribution Payment Date, such funds will be delivered on such date to the Depositor.

                  Section 5.5 Payments under the Income Distribution Agreement.

                          (a) On each Distribution Payment Date, in accordance
with priority fifth of Section 5.2(a) and the terms of the Income Distribution Agreement, the Up-MACRO Holding Trust shall pay to the Down-MACRO Holding Trust the Up-MACRO Income Distribution Payment, if any, from amounts on deposit in the Distribution Account. If the Up-MACRO Holding Trust has no Up-MACRO Available Income on such Distribution Date, then the Up-MACRO Holding Trust shall not be required to make any payment under the Income Distribution Agreement on such Distribution Date or on any subsequent date and no interest shall accrue on any such unpaid amounts.

                          (b) On each Distribution Payment Date, any Down-MACRO
Income Distribution Payment received from the Down-MACRO Holding Trust under the Income Distribution Agreement shall be deposited into the Distribution Account for application in accordance with Section 5.2(a) on such Distribution Date.

                  Section 5.6 Payments under the Settlement Contracts.

                          (a) On the Final Scheduled Termination Date, an Early
Termination Date or any Redemption Date occurring on a Distribution Date, in accordance with priority third of Section 5.2(a) and the terms of the Settlement Contracts, the Trustee shall, on the related Distribution Payment Date, cause the Up-MACRO Holding Trust to make the Up-MACRO Settlement Payment, if any, to the Down-MACRO Holding Trust from amounts on deposit in the Distribution Account. On any Redemption Date occurring on any day other than a Distribution Date, the Trustee, as instructed by the Administrative Agent, shall cause the Up-MACRO Holding Trust to deliver Treasuries in accordance with
Section 5.2(c) and the terms of the Settlement Contracts to make an Up-MACRO Settlement Payment, if any, due under the Settlement Contracts being settled on such Redemption Date.

                          (b) On the Final Scheduled Termination Date, an Early
Termination Date or a Redemption Date, any Down-MACRO Settlement Payment received from the Down-MACRO Holding Trust under one or more Settlement Contracts shall be deposited into the Distribution Account for application in accordance with Section 5.2(a) on such date.

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

                                  ARTICLE VI

                   REDEMPTIONS OF THE UP-MACRO HOLDING SHARES
                   ------------------------------------------

                  Section 6.1 Paired Optional Redemptions.

                          (a) On any Business Day, up to the last Business Day
preceding the Final Scheduled Termination Date, one or more Authorized Participants may direct the redemption of Paired Holding Shares by delivering a Redemption Order to the Administrative Agent (such redemption, a "Paired Optional Redemption") and satisfying the conditions set forth in this Section
6.1. The Authorized Participants directing the Paired Optional Redemption must be the registered holders of the Paired Holding Shares and/or the Up-MACRO and/or Down-MACRO Tradeable Shares which are being tendered for redemption, as shown on the records of the Depository.

                          (b) To effectuate a Paired Optional Redemption, the
redeeming Authorized Participants must place a Redemption Order on the applicable Redemption Date not later than the earlier of (i) 2:00 p.m. New York City Time, and (ii) half an hour before the end of trading in the futures contracts from which the Applicable Reference Price of Crude Oil is derived, which shall be the Light Sweet Crude Oil Futures Contract unless and until a Substitute Reference Oil Price is selected by the Depositor and the Administrative Agent or the shareholders.

                  On the next Business Day that follows the Redemption Date, the redeeming Authorized Participant must transfer to the Trustee by 10:00 a.m. New York City Time the requisite number of Paired Holding Shares constituting at least one MACRO Unit or integral multiples thereof or the requisite number of Tradeable Shares and Holding Shares which together, upon the exchange of the Tradeable Shares to their related Holding Shares will constitute at least one MACRO Unit or integral multiples thereof, plus any applicable Redemption Cash Component, and provide written or electronic evidence of such deposit to the Administrative Agent in accordance with the Participants Agreement.

                          (c) The Trustee or the Administrative Agent may
reject any Redemption Order (i) if the Administrative Agent determines that the Redemption Order is not in proper form, (ii) if Paired Holding Shares and/or Up-MACRO and/or Down-MACRO Tradeable Shares in a sufficient number to constitute one or more whole MACRO Units are not tendered to the Trustee for redemption, (iii) if the Depositor has determined, based upon an opinion of counsel, and advised the Trustee that such Redemption Order would have adverse tax consequences to the Up-MACRO Holding Trust, (iv) the acceptance or receipt of which would, in the opinion of counsel to the Depositor acceptable to the Trustee, be unlawful, (v) if circumstances outside the control of the Trustee, the Depositor or the Administrative Agent make it impractical or not feasible to process a Paired Optional Redemption on the Redemption Date designated in such Redemption Order or (vi) the Down-MACRO Holding Trustee has notified the Trustee that it has rejected the related Redemption Order or the related Exchange Order delivered under the Down-MACRO Holding Trust Agreement for one of the reasons described in Section 6.1(c) of the Down-MACRO Holding Trust Agreement. None of the Trustee, the Depositor or the Administrative Agent shall be liable to any Person for rejecting a Redemption Order or an Exchange Order pursuant to this Section 6.1(c).

                          (d) If the Redemption Date on which a Paired Optional
Redemption was directed is not a Distribution Date, the Administrative Agent shall perform the following

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

calculations deliver the following instructions with respect to the Treasuries, employing "last in, first out" methodology:

                                (i) identify the Treasuries on deposit in the Up-MACRO Holding Trust that are the most recently-acquired Treasuries with a Value equal to the product of the Up-MACRO Redemption Percentage and the Up-MACRO Asset Amount;

                                (ii) (A) select Treasuries with a Value equal to the Up-MACRO Settlement Payment, if any such payment is required to be made by the Up-MACRO Holding Trust with respect to the Redemption Date pursuant to priority third of Section 5.2(a), (B) allocate the remaining Treasuries to be delivered as a Final Distribution to the Authorized Participants directing the Paired Optional Redemption pursuant to priority third of Section 5.2(a) and (C) in the event that the remaining Treasuries to be delivered as a Final Distribution exceed the amount due to the Authorized Participants directing the Paired Optional Redemption, calculate the amount to be paid by the Authorized Participants to the Up-MACRO Holding Trust to compensate the trust for the excess Value of the Treasuries being delivered to the Authorized Participants as a Final Distribution (such amount, the "Redemption Cash Component"); and

                                (iii) deliver written instructions to the Trustee identifying the Treasuries to be used to effect the Paired Optional Redemption and, of those, the Treasuries to be used for the making of the Up-MACRO Settlement Payment, if any, the Treasuries to be used to make the Final Distribution to the redeeming Holders of the Up-MACRO Holding Shares and the Redemption Cash Component to be paid by the Authorized Participants, if any.

The Treasuries selected by the Administrative Agent to be delivered as the Final Distribution in a Paired Optional Redemption shall be distributed ratably, by type, to each redeeming Authorized Participant.

                          (e) A non-refundable transaction fee will be payable
to the Trustee for its own account in connection with each Redemption Order and Exchange Order in the amount specified in Section 7 of the Participants Agreement.

                  Section 6.2 Cancellation of a Redemption Order. In the event that a Redemption Order has been cancelled, in connection with which the Up-MACRO Holding Trust incurred expenses not payable by an Authorized Participant, the Trustee will incur such expenses and will be reimbursed by the Up-MACRO Holding Trust as provided in Section 3.1(c) herein.

                  Section 6.3 Redemptions on Early Termination Date and Final Scheduled Termination Date. On any Distribution Date that is an Early Termination Date, as determined pursuant to Section 11.1, or the Final Scheduled Termination Date, the Trustee shall redeem all of the Up-MACRO Holding Shares that are Outstanding on such Distribution Date at their Up-MACRO Per Share Underlying Value, using the funds that are on deposit in the Distribution Account, as specified in priority third of Section 5.2(a).

                  Section 6.4 Settlement of the Settlement Contracts and Adjustment to the Aggregate Amount of the Income Distribution Agreement. Concurrently with Paired Optional Redemptions, the Trustee, acting together with the Down-MACRO Holding Trustee, each on

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

behalf of their respective Paired Holding Trust, shall adjust, on a Net Daily Basis (as defined in the Participants Agreement) the aggregate amount of the Income Distribution Agreement and enter into additional Settlement Contracts, if a Net Par Decrease occurred on that day, calculated based upon the number of MACRO Units specified in the related Redemption Orders and the number of MACRO Units specified in any Creation Orders delivered on the same day.

                  Section 6.5 Settlement.

                          (a) By 10:00 a.m. New York City Time on the Business
Day following the Final Scheduled Termination Date or applicable Redemption Date, if the Trustee's account at the Depository has been credited with the Paired Holding Shares, the Tradeable Shares or both, as applicable, being tendered for redemption, the Administrative Agent has received the electronic confirmation of such tender, and the Trustee has received the transaction fee as provided in Section 7 of the Authorized Participants Agreement and the Redemption Cash Component, if applicable, payable by the redeeming Authorized Participants in accordance with Section 2.6(e) and Section 6.1(d)(ii), respectively, the Trustee shall deliver:

                                (i) if the relevant Redemption Date was not a Distribution Date, a Final Distribution consisting of the Treasuries and/or cash in accordance with the instructions from the Administrative Agent and in the manner specified in Section 6.1(d) by effecting the necessary transfers of Treasuries and/or cash to the Participant Custodian Account of the redeeming Authorized Participant; or

                                (ii) in the case of the Final Scheduled
         Termination Date or a Redemption Date that is scheduled to occur on a Distribution Date, a Final Distribution of cash in the amount specified in priority third of Section 5.2(a) by effecting the necessary transfers of cash to the Participant Custodian Account of the redeeming Authorized Participant not later than the related Distribution Payment Date.

                          (b) The Administrative Agent may, in its discretion,
and will when so directed by the Depositor, suspend the right of redemption, or postpone the date of settlement for any redemption of Up-MACRO Holding Shares

                                (i) for any period during which the AMEX is closed other than customary weekend or holiday closings, or trading is suspended or restricted;

                                (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Treasuries is not reasonably practicable;

                                (iii) if such redemption would cause the Up-MACRO or Down-MACRO Investment Amount to equal less than 10 million dollars; or

                                (iv) for any period during which, such
         redemption will cause the Up-MACRO Tradeable Trust to hold fifty percent or less of the outstanding Up-MACRO Holding Shares; and

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

                                (v) for such other period as the Depositor, the Trustee or the Administrative Agent determines to be necessary for the protection of Beneficial Owners.

                  None of the Depositor, the Trustee or the Administrative Agent will be liable to any Person for any loss or damages that may result from any such suspension or postponement.

                          (c) The Up-MACRO Holding Shares redeemed on the Final
Scheduled Termination Date shall be cancelled by the Trustee, on behalf of the Up-MACRO Holding Trust, in accordance with the procedures of the Depository.

                          (d) In the event that the provisions of this Trust
Agreement and the Participants Agreement conflict in any way, the provisions of the Participants Agreement will prevail insofar as they relate to a Paired Optional Redemption or a Paired Subsequent Issuances.

                                  ARTICLE VII

                          CAPITAL ACCOUNTS OF HOLDERS
                     AND OPERATION THEREOF; TAX ALLOCATIONS
                     --------------------------------------

                  Section 7.1 Capital Contributions.

                          (a) Each Holder has made an initial Capital
Contribution (as defined below) to the Up-MACRO Holding Trust in cash equal to the amount paid for its Up-MACRO Holding Shares. Except as provided for herein, a Holder shall not be required to make any further Capital Contributions to the Up-MACRO Holding Trust.

                          (b) Except as expressly set forth herein, no Holder
shall be entitled to any return of capital, interest or compensation by reason of its Capital Contributions.

                  Section 7.2 Capital Accounts; Allocations. There shall be established in respect of each Holder a separate capital account in the books and records of the Up-MACRO Holding Trust in respect of the Holder's Capital Contributions to the Up-MACRO Holding Trust (each, a "Capital Account"), to which the following provisions shall apply:

                          (a) The Capital Account of each Holder initially
shall be equal to the cash contributed in exchange for its Up-MACRO Holding Shares (each, a "Capital Contribution") and, at the end of each day shall be:

                                (i) increased by (A) an amount equal to any amounts paid with respect to Up-MACRO Holding Shares issued as part of a Paired Subsequent Issuance by such Holder during such day; and (B) such Holder's interest in the Net Profit (and items thereof) of the Up-MACRO Holding Trust during such day as allocated under Section 7.2(b); and

                                (ii) decreased by (A) any distributions made in cash by the Up-MACRO Holding Trust to such Holder on such day; (B) the fair market value of any property other than cash distributed by the Up-MACRO Holding Trust to such Holder on such day; and (C) such Holder's interest in the Net Loss (and items thereof) of the Up-MACRO Holding Trust for such day as allocated under Section 7.2(b).

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

                          (b) Except pursuant to the Regulatory Allocations set
forth in Section 7.3, or as otherwise provided in this Trust Agreement, Net Profit and Net Loss (and items of each) of the Up-MACRO Holding Trust shall be provisionally allocated as of the end of each day among the Holders in a manner such that the Capital Account of each Holder immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount equal to the distributions that would be made to such Holder during such fiscal year pursuant to Article V if (i) the Up-MACRO Holding Trust were dissolved and terminated; (ii) its affairs were wound up and each Trust Asset was sold for cash equal to its book value; (iii) all Up-MACRO Holding Trust liabilities were satisfied (limited with respect to each nonrecourse liability to the book value of the assets securing such liability); and (iv) the net assets of the Up-MACRO Holding Trust were distributed in accordance with
Article V to the Holders immediately after giving effect to such allocation. The Depositor may, in its discretion, make such other assumptions (whether or not consistent with the above assumptions) as it deems necessary or appropriate in order to effectuate the intended economic arrangement of the Holders. Except as otherwise provided elsewhere in this Trust Agreement, if upon the dissolution and termination of the Up-MACRO Holding Trust pursuant to Section
14.1 and after all other allocations provided for in this Section 7.2 have been tentatively made as if this Section 7.2(b) were not in this Trust Agreement, a distribution to the Holders under Section 14.1 would be different from a distribution to the Holders under Article V then Net Profit (and items thereof) and Net Loss (and items thereof) for the fiscal year in which the Up-MACRO Holding Trust dissolves and terminates pursuant to Section 14.1 shall be allocated among the Holders in a manner such that the Capital Account of each Holder, immediately after giving effect to such allocation, is, as nearly as possible, equal (proportionately) to the amount of the distribution that would be made to such Holder during such last fiscal year pursuant to Article V. The Depositor may, in its discretion, apply the principles of this Section 7.2(b) to any fiscal year preceding the fiscal year in which the Up-MACRO Holding Trust dissolves and terminates (including through application of Section 761(e) of the Code) if delaying application of the principles of this Section 7.2(b) would likely result in distributions under Section 14.1 that are materially different from distributions under Article V in the fiscal year in which the Up-MACRO Holding Trust dissolves and terminates.

                          (c) Before any distribution of property (other than
cash) from the Up-MACRO Holding Trust to a Holder (including without limitation, any non-cash asset which shall be deemed distributed immediately prior to the dissolution and winding up of the Up-MACRO Holding Trust), the Capital Accounts of all Holders of the Up-MACRO Holding Trust shall be adjusted and, upon the occurrence of one or more of the other events described in
Section 1.704-1(b)(2)(iv)(f) of the Regulations, may be adjusted to reflect the manner in which any unrealized income, gain, loss or deduction inherent in such property (that has not been previously reflected in the Holders' Capital Accounts) would be allocated among the Holders if there were a taxable disposition of such property by the Up-MACRO Holding Trust on the date of distribution, in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations.

                          (d) In determining the amount of any liability for
purposes of this Section 7.2, there shall be taken into account Section 752 of the Code and any other applicable provisions of the Code and any Regulations promulgated thereunder.

                          (e) Notwithstanding any other provision of this Trust
Agreement to the contrary, the provisions of this Section 7.2 regarding the maintenance of Capital Accounts shall be construed so as to comply with the provisions of the Code and any Regulations thereunder. The Depositor in its sole and absolute discretion and whose determination shall be binding on the Holders is hereby authorized to interpret and to modify the foregoing provisions to the extent necessary to comply with the Code and Regulations.

                  Section 7.3 Regulatory and Related Allocations.
Notwithstanding any other provision in this Article VII to the contrary, the following special allocations shall be made to the Capital Accounts of the Holder in the following order:

                          (a) Minimum Gain Chargeback. If there is a net
decrease in Partnership Minimum Gain during any taxable year, each Holder shall be specially allocated items of Up-MACRO Holding Trust income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to the greater of (A) the portion of such Holder's share of the net decrease in such Partnership Minimum Gain, determined in accordance with Regulations
Section 1.704-2(d)(1), or (B) if such Holder would otherwise have an Adjusted Capital Account Deficit attributable solely to such Holder's Capital Account at the end of such taxable year, an amount sufficient to eliminate such Adjusted Capital Account Deficit. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Holders pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2. This Section 7.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such section of the Regulations and for purposes of this Section 7.3(a) only, each Holder's Adjusted Capital Account Deficit shall be determined prior to any other allocations with respect to such taxable year.

                          (b) Partner Minimum Gain Chargeback. Except as
otherwise provided in Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any taxable year, each Holder shall be specially allocated items of Up-MACRO Holding Trust income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Holder's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Holder's Partner Nonrecourse Debt, as determined in accordance with Regulations Section 1.704-2. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2. This Section 7.3(b) is intended to comply with the minimum gain chargeback requirements in such Regulations and shall be interpreted consistently therewith.

                          (c) Qualified Income Offset. In the event any Holder
unexpectedly receives any adjustments, allocations, or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Holder's Capital Account, items of Up-MACRO Holding Trust income and gain shall be specially allocated to each such Holder in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible; provided that an allocation pursuant to this Section 7.3(c) shall be made only if and to the extent that such Holder's Capital Account would have an Adjusted Capital Account Deficit after all other allocations provided for in this Trust Agreement have been tentatively made as if this Section 7.3(c) were not in this Trust Agreement. This Section 7.3(c) is intended to constitute a "qualified income offset" within the meaning of Regulations Section 1.704-1 and shall be interpreted consistently therewith.

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

                          (d) Nonrecourse Deductions. Any Nonrecourse
Deductions for any taxable year or other period shall be allocated to the Capital Accounts of the Holders in accordance with their respective Capital Accounts.

                          (e) Partner Nonrecourse Deductions. Any Partner
Nonrecourse Deductions for any taxable year (or portion thereof) of the Up-MACRO Holding Trust shall be allocated to the Holder who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2.

                          (f) Gross Income Allocation. In the event any Holder
has an Adjusted Capital Account Deficit, items of Up-MACRO Holding Trust income and gain shall be specially allocated to the Capital Account of such Holder in an amount and manner sufficient to eliminate such Holder's Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 7.3(f) shall be made only if and to the extent that such Holder's Capital Account would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII (other than this Section 7.3(f)) have been tentatively made as if this Section 7.3(f) were not in this Trust Agreement.

                          (g) Loss Allocation Limitation. No allocation of Net
Loss (or items thereof) shall be made to any Holder to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Holder.

                          (h) Curative Allocations. The allocations set forth
in this Section 7.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under Section 704 of the Code. Notwithstanding any other provision of this Trust Agreement (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Up-MACRO Holding Trust items of income, gain, loss, deduction and expense among the Holders so that, to the extent possible, the net amount of such allocations of other Up-MACRO Holding Trust items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Holders pursuant to this Trust Agreement if the Regulatory Allocations had not been made.

                  Section 7.4 Transfer of or Change in Up-MACRO Holding Shares. The Depositor may use any convention or combination of conventions that it believes is reasonable for U.S. federal income tax purposes regarding the allocation of items of income, gain, loss, deduction and expense with respect to transferred Up-MACRO Holding Shares and redeemed Up-MACRO Holding Shares. A transferee who takes all or part of a Holder's Up-MACRO Holding Shares shall succeed to the Capital Account maintained in respect of the transferor Holder to the extent of such transfer.

                  Section 7.5 Tax Allocations. As of the end of each day, income, expense, deduction, gain or loss of the Up-MACRO Holding Trust, all as determined for U.S. federal income tax purposes, shall be allocated among the Holders pursuant to the following subsections solely for U.S. federal and other applicable tax purposes (both U.S. and non-U.S. taxes) as provided below. Such allocations shall be pro rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss recognized by the Up-MACRO Holding Trust. Such allocations shall be made, to the extent required, in a manner consistent with the principles of Section 7.2(b).

                          (a) Except as provided in the second and third
sentences of Section 7.5(b)(ii), items of ordinary income (such as interest income), deduction and expense (such as

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

advisory fees and brokerage fees) shall be allocated in a manner consistent with the economic allocations described in Section 7.2.

                          (b) Items of recognized capital gain or loss from the
Up-MACRO Holding Trust's trading activities shall be allocated as follows:

                                (i) There shall be established a tax basis account with respect to each Holder's shares in the Up-MACRO Holding Trust. The initial balance of each tax basis account shall be the amount contributed to the capital of the Up-MACRO Holding Trust for such shares.

                                    (1) Each tax basis account shall be
                  increased by the amount of (I) any additional contributions made with respect to such Holder's shares in the Up-MACRO Holding Trust and (II) any taxable income or gain allocated to such Holder pursuant to Section 7.5(a) above and this
                  Section 7.5(b);

                                    (2) Each tax basis account shall be
                  decreased by the amount of (I) taxable expense, deduction or loss allocated to such Holder pursuant to Section 7.5(a) above and this Section 7.5(b) and (II) any distribution received by such Holder with respect to its Up-MACRO Holding Shares other than as a consequence of a partial redemption of Up-MACRO Holding Shares; and

                                    (3) When any Up-MACRO Holding Share is
                  redeemed, the tax basis account attributable to such redeemed Up-MACRO Holding Share shall be eliminated.

                                (ii) Items of recognized capital gain shall be allocated first to each Holder who has fully or partially redeemed its Up-MACRO Holding Shares on such day up to any excess of (A) the amount received upon such redemption over (B) the tax basis account attributable to the redeemed Up-MACRO Holding Shares in the Up-MACRO Holding Trust. If the aggregate amount of recognized capital gain to be so allocated to all Holders who have redeemed Up-MACRO Holding Shares on such day is less than the excess of all such amounts received upon redemption over all such tax basis accounts, then items of ordinary income shall be allocated first to all such Holders up to any excess of all such amounts. If the aggregate amount of recognized capital gain and ordinary income to be so allocated to all Holders who have redeemed Up-MACRO Holding Shares on such day is less than the excess of all such amounts received upon redemption over all such tax basis accounts, the entire amount of capital gain and ordinary income for such day shall be allocated among all such Holders in the ratio that each such Holder's allocable share of such excess bears to the aggregate excess of all such Holders who redeemed any of their Up-MACRO Holding Shares on such day.

                                (iii) Items of recognized capital gain
         remaining after the allocations in subsection (ii) above shall be allocated among all Holders whose Capital Accounts are in excess of their tax basis accounts (after the adjustments in subsection (ii)) in the ratio that each such Holder's allocable share of such excess bears to all such Holders' excesses. If the aggregate amount of recognized capital gain to be so allocated is greater than the aggregate excess of all such Holders' Capital Accounts over all such tax basis accounts, the excess amount of gain shall be allocated among all Holders in the ratio that each Holder's Capital Account bears to all Holders' Capital Accounts.

                                (iv) Items of recognized capital loss shall be allocated first to each Holder who has redeemed any of its Up-MACRO Holding Shares on such day up to any excess of (A) the tax basis account attributable to the redeemed Up-MACRO Holding Share over (B) the amount received upon such redemption. If the aggregate amount of recognized capital loss to be so allocated to all Holders who have redeemed any Up-MACRO Holding Shares on such day is less than the aggregate excess of all such tax basis accounts over all such amounts received upon redemption, the entire amount of loss for such day shall be allocated among all such Holders in the ratio that each such Holder's excess bears to the aggregate excess of all such Holders who redeemed any of their Up-MACRO Holding Shares on such day.

                                (v) Items of recognized capital loss remaining after the allocations in subsection (iv) above shall be allocated among the Holders whose tax basis accounts are in excess of their Capital Accounts (after the adjustments in subsection (iv)) in the ratio that each such Holder's allocable share of such excess bears to all such Holders' excesses. If the aggregate amount of loss to be so allocated is greater than the aggregate excess of all such tax basis accounts over all such Holders' Capital Accounts, the excess amount of recognized capital loss shall be allocated among all Holders in the ratio that each Holder's Capital Account bears to all Holders' Capital Accounts.

                                (vi) The allocations of profit and loss to the tax basis accounts of Holders in respect of the Up-MACRO Holding Shares shall not exceed the allocations permitted under Subchapter K of the Code as determined by the Depositor in its sole and absolute discretion, whose determination shall be binding on the Holders.

                          (c) The allocation of income, gain, loss, deduction
and expense for U.S. federal income tax purposes set forth herein is intended to allocate such items so as to eliminate, to the extent possible, any disparity between a Holder's Capital Account and its tax basis account, consistent with principles set forth in Section 704(c) of the Code.

                  Section 7.6 Determination of Certain Matters. Notwithstanding anything express or implied to the contrary in this Trust Agreement, all matters concerning the computation of Capital Accounts and tax basis accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of income, gain, loss, deduction and expense for tax purposes, the adoption or modification of any accounting procedures, any adjustments to the books and records of the Up-MACRO Holding Trust and all matters related to liquidation and dissolution of the Up-MACRO Holding Trust shall be determined by the Depositor, in its sole and absolute discretion. Such determination shall be final and conclusive as to all Holders and be in accordance with the Code and Regulations. Notwithstanding anything expressed or implied in this Trust Agreement, in the event the Depositor, shall determine, in its sole and absolute discretion, that it is prudent to modify the manner in which the Capital Accounts and tax basis accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Holders, the Depositor may make such modification. Allocations of Net Profit and Net Loss to a Holder's Capital Account shall be made for each day as soon as practicable thereafter.

                  Section 7.7 No Deficit Makeup. Notwithstanding anything herein to the contrary, upon the liquidation of the Up-MACRO Holding Trust, no Holder shall be required to make any contribution to the Up-MACRO Holding Trust in respect of any deficit in such Holder's Capital Account.

                  Section 7.8 U.S. Partnership Tax Treatment. It is the intent of the Holders and the Depositor that the Up-MACRO Holding Trust be governed by the applicable provisions of Subchapter K, of Chapter 1, of the Code. The Depositor may file such forms and make such elections as the Depositor deems appropriate to effect such intent.

                  Section 7.9 Definitions. For the purposes of this Trust Agreement, unless the context otherwise requires:

                          (a) "Adjusted Capital Account Deficit" shall mean,
with respect to any Holder, the deficit balance, if any, in such Holder's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

                                (i) credit to such Capital Account any amounts which such Holder is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g) and 1.704-2(i)(5); and

                                (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
         (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                          (b) "Capital Account" shall have the meaning
specified in Section 7.2.

                          (c) "Capital Contribution" shall have the meaning set
forth in Section 7.2(a).

                          (d) "Code" shall mean the U.S. Internal Revenue Code
of 1986, as amended.

                          (e) "Net Loss" shall mean the net decrease in the
Up-MACRO Asset Amount on a day, excluding from such calculation the increase due to any contributions with respect to a Paired Subsequent Issuance made with respect to the Up-MACRO Holding Trust for such day and any decrease due to any redemptions made on such day.

                          (f) "Net Profit" shall mean the net increase in the
Up-MACRO Asset Amount on a day, excluding from such calculation the increase due to any contributions with respect to a Paired Subsequent Issuance made on such day and any decrease due to any distributions or redemptions made on such day.

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

                          (g) "Nonrecourse Deductions" shall have the meaning
set forth in Regulations Section 1.704-2(b)(1).

                          (h) "Nonrecourse Liability" shall have the meaning
set forth in Regulations Section 1.752-1(a)(2).

                          (i) "Partner Nonrecourse Debt" shall have the meaning
set forth in Regulations Section 1.704-2(b)(4).

                          (j) "Partner Nonrecourse Debt Minimum Gain" shall
have the meaning set forth in Regulations Section 1.704-2(i)(3).

                          (k) "Partner Nonrecourse Deductions" shall have the
meaning set forth in Regulations Section 1.704-2(i)(2).

                          (l) "Partnership Minimum Gain" shall have the meaning
set forth in Regulations Section 1.704-2(b)(2).

                          (m) "Regulations" shall mean United States Treasury
Regulations.

                          (n) "Regulatory Allocations" shall have the meaning
set forth in Section 7.3(h).

                                 ARTICLE VIII

               REPORTS TO HOLDERS OF THE UP-MACRO HOLDING SHARES
               -------------------------------------------------

                  Section 8.1 Reports to Holders of the Up-MACRO Holding
Shares.

                          (a) On each Price Determination Day [the Calculation
Agent] shall publish, prior to the open of the next trading day, the Up-MACRO Underlying Value, the Down-MACRO Underlying Value, the Applicable Reference Price of Crude Oil, the Up-MACRO Asset Amount and the Down-MACRO Asset Amount, each as determined pursuant to Section 4.1 and Section 4.2 herein and Section
4.1 and Section 4.2 of the Down-MACRO Holding Trust Agreement.

                          (b) On the Business Day preceding each Distribution
Date, the Trustee, together with the Administrative Agent and the Calculation Agent, will prepare and forward to the Depository, the Depositor, [NASD] and the Holders of Up-MACRO Holding Shares, a statement as of that Distribution Date setting forth:

                                (i) the Up-MACRO Aggregate Par Amount of the
         Up-MACRO Holding Trust and the Down-MACRO Aggregate Par Amount of the Down-MACRO Holding Trust on such Distribution Date;

                                (ii) the Up-MACRO Asset Amount and the
         Down-MACRO Asset Amount on such Distribution Date;

                                (iii) the Up-MACRO Underlying Value and the
         Down-MACRO Underlying Value for that Distribution Date and the Up-MACRO Underlying Value allocable to each Up-MACRO Holding Share and the Down-

         MACRO Underlying Value allocable to each Up-MACRO Holding Share, prior to any distribution being made on such Distribution Date;

                                (iv) the Up-MACRO Fees and the Down-MACRO Fees on that Distribution Date;

                                (v) the Up-MACRO Daily Fee Accrual and the
         Down-MACRO Daily Fee Accrual on that Distribution Date;

                                (vi) the Up-MACRO Earned Income Accrual and the Down-MACRO Earned Income Accrual on that Distribution Date;

                                (vii) the amount of the Up-MACRO Available
         Income in the Up-MACRO Holding Trust and the amount of the Down-MACRO Available Income in the Down-MACRO Holding Trust and the amount of the Up-MACRO Available Income and the amount of the Down-MACRO Available Income allocable to each Up-MACRO Holding Share and Down-MACRO Holding Share, respectively;

                                (viii) the Up-MACRO Income Distribution
         Payment, if any, paid by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust and the Down-MACRO Income Distribution Payment, if any, paid by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the Income Distribution Agreement on such Distribution Date;

                                (ix) the Up-MACRO Settlement Payment, if any, paid by the Up-MACRO Holding Trust to the Down-MACRO Holding Trust and the Down-MACRO Settlement Payment, if any, paid by the Down-MACRO Holding Trust to the Up-MACRO Holding Trust under the Settlement Contracts on such Distribution Date;

                                (x) the number of Up-MACRO Holding Shares and Down-MACRO Holding Shares issued in Paired Subsequent Issuances during the preceding Calculation Period;

                                (xi) the number of Up-MACRO Holding Shares and Down-MACRO Holding Shares redeemed in a Paired Optional Redemption during the preceding Calculation Period, as well as the amount of cash or Treasuries delivered in such Paired Optional Redemption;

                                (xii) the net increase or decrease in the Up-MACRO Aggregate Par Amount and the Down-MACRO Aggregate Par Amount;

                                (xiii) the Quarterly Distribution to be made by the Up-MACRO Holding Trust on the Distribution Payment Date and the portion of the Quarterly Distribution allocable to each Up-MACRO Holding Share; and

                                (xiv) if such Distribution Date is a Redemption Date, the Up-MACRO Redemption Percentage and the Down-MACRO Redemption Percentage.

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

                  On or before the fifth Business Day after each Distribution Date, the Trustee will furnish to each Person who was a registered Holder at any time during the current calendar year a statement containing the information set forth above. The Trustee will also furnish to each registered Holder, within the time periods specified herein, a notice of any merger or consolidation to which the Trustee is a party, or in the case of the Trustee's resignation, the name of the successor Trustee.

                  Any notice required to be given to a Holder of a registered certificate representing Up-MACRO Holding Shares will be mailed to the last address of the Holder set forth in the applicable Share Register.

                          (c) On the Final Scheduled Termination Date, the
Trustee, together with the Administrative Agent and the Calculation Agent, will prepare and forward to the Depository, the Depositor and the Holders of Up-MACRO Holding Shares, a statement setting forth:

                                (i) the Up-MACRO Underlying Value and the
         Down-MACRO Underlying Value on the Final Scheduled Termination Date, as calculated by the Administrative Agent in accordance with the method specified in this Trust Agreement and the Down-MACRO Holding Trust Agreement;

                                (ii) the Up-MACRO Underlying Value allocable to each Up-MACRO Holding Share and Down-MACRO Underlying Value allocable to each Up-MACRO Holding Share on the Final Scheduled Termination Date;

                                (iii) the payments to be made by either the Up-MACRO Holding Trust or the Down-MACRO Holding Trust under any Settlement Contracts that are being settled on that Final Scheduled Termination Date and the portion of such payments that are allocable to each Up-MACRO Holding Share and Down-MACRO Holding Share, respectively; and

                                (iv) the Final Distribution and the portion thereof that is allocable to each Up-MACRO Holding Share.

                          (d) Reports pursuant to the Securities Act or the
Exchange Act will be prepared by the Depositor as provided in Section 15.2 herein, and distributed by the [Administrative Agent] pursuant to Section 13.1(ix).

                          (e) Reports to Holders pursuant to this Section 8.1
(except for Section 8.1(a)) shall be made in accordance with accounting principles generally accepted in the United States. Such reports shall be prepared separately from any other reports prepared by the [Depositor] for the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust.

                  Section 8.2 Form 8-K Disclosure. Within four Business Days (or such shorter period as required under the general instructions to Form 8-K), the Depositor shall file a Form 8-K with the SEC disclosing the occurrence of:

                                (i) a Trustee Termination Event;

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

                                (ii) the occurrence of a trading halt on any stock exchange on which the Up-MACRO Holding Shares are listed and the reason for such trading halt;

                                (iii) the appointment of a Successor Trustee;

                                (iv) the resignation of the Trustee, the Up-MACRO Tradeable Trustee, the Down-MACRO Holding Trustee, the Administrative Agent, the Marketing Agent or the Calculation Agent;

                                (v) the appointment of a successor
         Administrative Agent or a successor Down-MACRO Holding Trustee;

                                (vi) the occurrence of a Termination Trigger;

                                (vii) an amendment to this Trust Agreement, the Up-MACRO Tradeable Trust Agreement, the Down-MACRO Holding Trust Agreement or the Participants Agreement, which amendment would have a material adverse effect on the rights of the Holders;

                                (viii) at the sole discretion of the Depositor, a change to the list of Authorized Participants set forth on Schedule I to the Participants Agreement; and

                                (ix) any other event that would be material to the Holders of the Up-MACRO Holding Shares or notices that the Trustee must deliver in accordance with the provisions of this Trust Agreement.

                  Section 8.3 Listing and De-Listing of the Up-MACRO Holding Shares. The Depositor shall use its best efforts to obtain and maintain the listing of the Up-MACRO Holding Shares and the Up-MACRO Tradeable Shares on a national stock exchange. Within three (3) Business Days following receipt of notice of any actual, proposed or contemplated de-listing of such Up-MACRO Holding Shares by any such stock exchange, the Depositor shall terminate any listing on any such stock exchange.

                                  ARTICLE IX

                    OTHER MATTERS RELATING TO THE DEPOSITOR
                    ---------------------------------------

                  Section 9.1 Liability of the Depositor. The Depositor shall be liable in all respects for the obligations, covenants, representations and warranties of the Depositor arising under or related to this Trust Agreement. The Depositor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Depositor.

                  Section 9.2 Limitations on Liability of the Depositor and Claymore Securities, Inc. None of the Depositor, Claymore Securities, Inc. or any of their respective directors, officers, employees or agents acting in such capacities shall be under any liability to the Up-MACRO Holding Trust, the Trustee, the Holders of the Up-MACRO Holding Shares, the Down-MACRO Holding Trust, the Down-MACRO Holding Trustee, the Holders of the Down-MACRO Holding Shares or any other Person for taking any action or for refraining from taking any action in good faith in their capacities as Depositor, Administrative Agent or Marketing Agent, as applicable, pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Depositor, Claymore Securities, Inc. or any of their respective directors,

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

officers, employees or agents against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor, Claymore Securities, Inc. and each of their respective directors, officers, employees and agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than, in the case of the Depositor, the Depositor and, in the case of Claymore Securities, Inc., Claymore Securities, Inc.) respecting any matters arising hereunder.

                  Section 9.3 Liabilities; Indemnification.

                          (a) Notwithstanding the other provisions of this
Trust Agreement, the Depositor, by entering into this Trust Agreement, agrees to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Holder as a result of the performance of the Treasuries, market fluctuations or other similar market or investment risks associated with ownership of the Up-MACRO Holding Shares) arising out of or based on the arrangement created by this Trust Agreement or the actions of the Depositor taken pursuant hereto or arising from any allegation of infringement of the intellectual property rights of third parties (to the extent that, if the Trust Assets at the time the claim is made were not used to pay in full all Outstanding Up-MACRO Holding Shares, the Trust Assets would be used to pay any such losses, claims, damages or liabilities). To the extent provided in Section 10.4, the Administrative Agent will (from its own assets and not from the assets of the Up-MACRO Holding Trust) indemnify and hold harmless the Depositor against and from certain losses, claims, damages and liabilities of the Depositor as described in this
Section 9.3 arising from the actions or omissions of the Administrative Agent.

                          (b) The Depositor shall indemnify and hold harmless
the Trustee and its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury (collectively, a "Loss") suffered or sustained by reason of the acts performed or omitted by the Trustee pursuant to this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim including, without limitation, any action, proceeding or claim relating to or arising from any alleged infringement of intellectual property rights of third parties; provided, however, that the Depositor's duty to indemnify under this Section 9.3(b) shall not extend to any Losses (i) for which the Trustee has a right to indemnification under any other provision of this Trust Agreement, or (ii) that are caused by or result from the breach of contract by, or the fraud, negligence or willful misconduct of, the Trustee or its officers, directors, employees or agents.

                          (c) The Depositor and its members, managers,
officers, employees, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Depositor Indemnified Party") shall be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense incurred hereunder without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Depositor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Trust Agreement or (2) reckless disregard on the part of such Depositor Indemnified Party of its obligations and duties under this Trust Agreement. Each Depositor Indemnified Party shall also be indemnified by the Up-MACRO Holding Trust and held harmless against any loss, liability or expense arising under the Income Distribution Agreement, the Settlement Contracts or any Participants Agreement insofar as such loss, liability or expense arises from any untrue statement or alleged untrue statement of a material fact contained in any written statement provided to the Depositor by any

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of the Calculation Agent, the Administrative Agent and the Trustee. Such
indemnity shall include payment from the Up-MACRO Holding Trust of the costs and expenses incurred by such Depositor Indemnified Party in defending itself against any such indemnified claim or liability.

                                   ARTICLE X

                  MATTERS RELATING TO THE ADMINISTRATIVE AGENT
                  --------------------------------------------

                  Section 10.1 Role of the Administrative Agent. The Administrative Agent hereby acknowledges and accepts its role pursuant to its duties set forth in Sections 2.6, 3.5, 3.6, 3.7, 4.1, 4.2, 4.3, 4.4, 5.2, 6.1,
6.5 and 8.1 of this Trust Agreement.

                  Section 10.2 Liability of the Administrative Agent. The Administrative Agent shall be liable under this Trust Agreement only to the extent of the obligations specifically undertaken by the Administrative Agent in its capacity as Administrative Agent.

                  Section 10.3 Limitation on Liability of the Administrative Agent and Others. Neither the Administrative Agent nor any of the directors, officers, employees or agents of the Administrative Agent in its capacity as Administrative Agent shall be under any liability to the Up-MACRO Holding Trust, the Trustee, the Holders of the Up-MACRO Holding Shares, the Down-MACRO Holding Trust, the Down-MACRO Holding Trustee, the Holders of the Down-MACRO Holding Shares or any other Person for any action taken or for refraining from taking any action in good faith in its capacity as Administrative Agent pursuant to this Trust Agreement; provided, however, that this provision shall not protect the Administrative Agent or any director, officer, employee or agent of the Administrative Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Administrative Agent and any director, officer, employee or agent of the Administrative Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Administrative Agent) respecting any matters arising hereunder. The Administrative Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Administrative Agent in accordance with this Trust Agreement and which in its reasonable judgment may involve it in any expense or liability. The Administrative Agent may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Holders of the Up-MACRO Holding Shares with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Holders of the Up-MACRO Holding Shares hereunder.

                  Section 10.4 Administrative Agent Indemnification of the Up-MACRO Holding Trust and the Trustee. The Administrative Agent shall indemnify and hold harmless the Up-MACRO Holding Trust, the Depositor and the Trustee and its officers, directors, employees and agents (each, an "Administrative Agent Indemnified Party") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Administrative Agent with respect to the Up-MACRO Holding Trust pursuant to this Trust Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Administrative Agent shall not indemnify the Trustee if such acts or omissions, or alleged acts or omissions, constitute or are caused by fraud, negligence, or willful misconduct of the Trustee; provided, further, that the Administrative Agent shall not indemnify the Up-MACRO Holding Trust or the Holders of the Up-MACRO Holding Shares for any liabilities, costs or expenses of the Up-MACRO Holding Trust with respect to any action taken by the Trustee at the request of the Holders of the Up-MACRO Holding Shares; provided, further, that the Administrative Agent shall not indemnify the Up-

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MACRO Holding Trust or the Holders of the Up-MACRO Holding Shares as to any
losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses with respect to market or investment risks associated with ownership of the Up-MACRO Holding Shares or losses incurred as a result of a default in the underlying Treasuries; and provided, further, that the Administrative Agent shall not indemnify the Up-MACRO Holding Trust or the Holders of the Up-MACRO Holding Shares for any liabilities, costs or expenses of the Up-MACRO Holding Trust or the Holders of the Up-MACRO Holding Shares arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Up-MACRO Holding Trust or the Holders of the Up-MACRO Holding Shares in connection herewith to any taxing authority. Indemnification pursuant to this Section 10.4 shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an Administrative Agent Indemnified Party subject to the limitations hereof. The obligations of the Administrative Agent under this Section 10.4 shall survive the termination of the Up-MACRO Holding Trust and the resignation or removal of the Trustee.

                  Section 10.5 Delegation of Duties. In the ordinary course of business, the Administrative Agent may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with this Trust Agreement. Any such delegations shall not relieve the Administrative Agent of its liability and responsibility with respect to such duties and shall not constitute a resignation, and the Administrative Agent will remain jointly and severally liable with such Person for any amounts which would otherwise be payable pursuant to this Article X as if the Administrative Agent had performed such duty; provided, however, that in the case of any significant delegation to a Person other than an Affiliate of the Administrative Agent, (1) at least thirty (30) days' prior written notice shall be given to the Trustee and the Depositor of such delegation to any entity that is not an Affiliate of the Administrative Agent and (2) the prior written consent of the Depositor must be obtained. Furthermore, any delegation of duties by the Administrative Agent with respect to the Up-MACRO Holding Trust shall be accompanied by the delegation of such similar duties with respect to the Down-MACRO Holding Trust, unless the prior written consent of the Depositor is obtained.

                                  ARTICLE XI

                               EARLY TERMINATION
                               -----------------

                  Section 11.1 Termination Triggers.

                          (a) The Up-MACRO Holding Trust shall terminate if any
one of the following events (each, a "Termination Trigger") occurs:

                                (i) any of the following circumstances persists for five (5) consecutive Business Days: (i) the Applicable Reference Price of Crude Oil is not established by NYMEX or the Substitute Oil Price Provider; (ii) NYMEX or such Substitute Oil Price Provider refuses to make that price available to the Administrative Agent for the purpose of calculating the Up-

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

         MACRO Underlying Value; or (iii)(a) NYMEX terminates the NYMEX License and the Depositor and MacroMarkets LLC are unable to enter into a Substitute Index Licensing Agreement with the Dow Jones Energy Service or (b) in the event that the Depositor and MacroMarkets LLC have already entered into a Substitute Index Licensing Agreement, the Substitute Oil Price Provider which is a party to such agreement terminates that license and, in the case of either (a) or (b), the shareholders do not select a Substitute Oil Price Provider or the Depositor and MacroMarkets LLC are unable to enter into a Substitute Index Licensing Agreement with the Substitute Oil Price Provider that was selected by the shareholders;

                                (ii) the Applicable Reference Price of Crude
         Oil rises to or above $[ ] or falls to or below $[ ] and, in either case, remains at that level for three consecutive Price Determination Days;

                                (iii) any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                                (iv) a decree or order is entered by a court having competent jurisdiction adjudging any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust to be bankrupt or insolvent or granting an order for relief or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee or sequestrator (or other similar official) of any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or, in a court having jurisdiction, any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust commences a voluntary case or proceeding under the Bankruptcy Code or any other applicable law, or an involuntary case or proceeding is commenced against any of the Up-MACRO Holding Trust, the Down-MACRO Holding Trust, the Up-MACRO Tradeable Trust or the Down-MACRO Tradeable Trust, seeking any of the foregoing and such case or proceeding continues undismissed or unstayed and in effect for a period of 90 consecutive days; or

                                (v) the Up-MACRO or Down-MACRO Investment
         Amount is reduced to less than ten (10) million dollars.

                          (b) On the next Distribution Date following the
occurrence of the Termination Trigger (the "Early Termination Date"), the Trustee and the Down-MACRO Holding Trustee shall terminate the Income Distribution Agreement and settle all of the Settlement Contracts on behalf of the Paired Holding Trusts. The Trustee shall make a Final Distribution on all Outstanding Up-MACRO Holding Shares being redeemed, as set forth in Section
5.2. Upon

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

receipt of this Final Distribution, all Outstanding Up-MACRO Holding Shares shall be deemed to be redeemed in full.

                          (c) The Trustee, upon obtaining knowledge or
receiving notice of the occurrence of a Termination Trigger described in subclause (a)(iii), (iv) or (v) of this Section 11.1, or the Administrative Agent, upon obtaining knowledge or receiving notice of the occurrence of a Termination Trigger described in subclause (a)(i) or (ii) of this Section 11.1, will give prompt notice of that event to the Depositor, the Administrative Agent or the Trustee, as applicable, to the Calculation Agent, the Down-MACRO Holding Trustee, the Up-MACRO Tradeable Trustee, the Down-MACRO Tradeable Trustee and each Holder of the Up-MACRO Holding Shares.

                                  ARTICLE XII

                           TRUSTEE TERMINATION EVENTS
                           --------------------------

                  Section 12.1 Trustee Termination Events. Any one of the following events shall constitute a Trustee Termination Event (a "Trustee Termination Event"):

                          (a) to the extent that funds are available in the
Up-MACRO Holding Trust to make any Quarterly Distribution, any failure by the Trustee to make such Quarterly Distribution in the amount determined in accordance with the calculations required to be made hereunder, which failure continues unremedied for a period of five (5) or more Business Days;

                          (b) any failure by the Trustee to distribute the
proceeds of all of the Trust Assets on the Final Scheduled Termination Date, which failure continues unremedied for a period of five (5) or more Business Days;

                          (c) to the extent that funds are available in the
Up-MACRO Holding Trust, any failure by the Trustee to make any payment required to be made under the Income Distribution Agreement or the Settlement Contracts;

                          (d) any failure by the Trustee to observe or perform
in any material respect any of its other covenants or obligations hereunder, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the Trustee by the Depositor or by not less than 25% of the Holders, voting by par amount;

                          (e) the Trustee becomes ineligible or incapable of
acting as Trustee hereunder;

                          (f) the occurrence of a Trustee Termination Event
under the Down-MACRO Holding Trust Agreement, as set forth in the Down-MACRO Holding Trust Agreement;

                          (g) the occurrence of a Trustee Termination Event
under the Up-MACRO Tradeable Trust Agreement, as set forth in the Up-MACRO Tradeable Trust Agreement; or

                          (h) the occurrence of a Trustee Termination Event
under the Down-MACRO Tradeable Trust Agreement, as set forth in the Down-MACRO Tradeable Trust Agreement.

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

                  Section 12.2 Force Majeure. Notwithstanding the foregoing, any delay in or failure of performance under Section 12.1 shall not constitute a Trustee Termination Event if such delay or failure could not be prevented by the exercise of reasonable diligence by the Trustee and such delay or failure was caused by an act of God or the public enemy, terrorism, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Trustee from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Trust Agreement and the Trustee shall provide the Depositor with immediate notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                  Section 12.3 Notification to Holders of the Up-MACRO Holding Shares. Within two (2) Business Days after the Administrative Agent becoming aware of any Trustee Termination Event, the Administrative Agent or the Trustee obtaining actual knowledge of any Trustee Termination Event, shall give notice thereof to the Depositor, or the Trustee obtaining actual knowledge of any Trustee Termination Event, the Administrative Agent or the Trustee, as applicable, and the Holders of the Up-MACRO Holding Shares.

                                 ARTICLE XIII

                                  THE TRUSTEE
                                  -----------

                  Section 13.1 Duties of Trustee.

                          (a) The Trustee undertakes to perform such duties and
only such duties as are specifically set forth in this Trust Agreement, including:

                                (i) causing the Up-MACRO Holding Trust to make its required payments under the Income Distribution Agreement and the Settlement Contracts;

                                (ii) making distributions on the Up-MACRO
         Holding Shares in accordance with Section 5.2 hereof;

                                (iii) administering the Up-MACRO Holding Trust;

                                (iv) at the direction of the Administrative
         Agent, purchasing, and reinvesting in, Treasuries;

                                (v) paying the fees and expenses of the
         Up-MACRO Holding Trust, including but not limited to the payment of the Up-MACRO Licensing Fee;

                                (vi) administering Paired Optional Redemptions in accordance with the provisions of Section 6.1 hereof;

                                (vii) administering the creation of new MACRO Units in accordance with the provisions of Section 2.6 hereof;

                                (viii) preparing and delivering any notices required hereunder;

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

                                (ix) preparing and distributing reports to the Holders of the Up-MACRO Holding Shares; and

                                (x) performing all of the other obligations required of it under this Trust Agreement and the other Transaction Documents.

                          (b) The Trustee, upon receipt of all resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments that are specifically required to be furnished to the Trustee pursuant to any provision hereof, shall examine them to determine whether they conform on their face to the requirements of this Trust Agreement. The Trustee shall give prompt written notice to the Holders of the Up-MACRO Holding Shares of any material lack of conformity of any such instrument to the applicable requirements of this Trust Agreement which would entitle a specified percentage of the Holders of the Up-MACRO Holding Shares to take any action pursuant to this Trust Agreement.

                          (c) No provision of this Trust Agreement shall be
construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith, its own reckless disregard of its duties hereunder or its own willful misconduct; provided, however, that:

                                (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                                (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted by it in good faith and in accordance with the direction of the Administrative Agent, the Depositor, the Calculation Agent or Holders relating to the time, place or method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement; provided that, with respect to Holders, such direction is delivered by Holders evidencing not less than 66 and 2/3% of the Up-MACRO Aggregate Par Amount.

                          (d) The Trustee shall not be required to expend or
risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against any related risk or liability is not reasonably assured to it.

                          (e) The Trustee shall have no power to vary the
corpus of the Up-MACRO Holding Trust, except as expressly provided in this Trust Agreement.

                          (f) In the event that the Transfer Agent and
Registrar (if not also the Trustee) fails to perform any obligation, duty or agreement in the manner or on the day required under this Trust Agreement, the Trustee shall be obligated, as soon as possible upon knowledge of a Trust Officer of such failure and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner required hereunder.

                  Section 13.2 Rights of the Trustee.

                          (a) The Trustee may rely on and shall be protected in
acting, or in refraining from acting, in accord with any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Trust Agreement by the proper party or parties.

                          (b) The Trustee may consult with counsel, and any
advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder by the Trustee in good faith and in accordance with such advice or Opinion of Counsel.

                          (c) The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Trust Agreement or to institute, conduct or defend any litigation in relation to this Trust Agreement at the request, order or direction of any of the Holders of the Up-MACRO Holding Shares pursuant to the provisions of this Trust Agreement unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                          (d) The Trustee shall not be personally liable for
any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Trust Agreement.

                          (e) The Trustee shall not be bound to make any
investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond or other paper or document, unless requested in writing to do so by Holders evidencing more than 25% of the Up-MACRO Aggregate Par Amount.

                          (f) The Trustee may execute any of the trusts or
powers granted herein or perform any duties set forth herein either directly or by or through agents or attorneys or a custodian. The Trustee shall not be responsible for any willful misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee.

                          (g) Except as may be required by Section 13.12, the
Trustee shall not be required to make any initial or periodic examination of any documents or records for the purpose of establishing the presence or absence of defects, the compliance by the Depositor with its representations and warranties or for any other purpose.

                  Section 13.3 Trustee Not Liable for Recitals in Up-MACRO Holding Shares. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Up-MACRO Holding Shares (other than the certificate of authentication on the Up-MACRO Holding Shares). Except as set forth in Section 3.2, the Trustee makes no representations as to the validity or sufficiency of this Trust Agreement or of the Up-MACRO Holding Shares (other than the certificate of authentication on the Up-MACRO Holding Shares).

                  Section 13.4 Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Up-MACRO Holding Shares with the same rights as it would have if it were not the Trustee.

                  Section 13.5 Compensation. The Up-MACRO Holding Trust shall cause to be paid in the manner provided for in Section 5.4, and the Trustee shall be entitled to receive, on each Distribution Date, the Up-MACRO Trustee Fee for all services rendered by it in the execution of the Up-MACRO Holding Trust hereby created and in the exercise and performance

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

of any of the powers and duties hereunder of the Trustee. The obligations of the Up-MACRO Holding Trust under this Section 13.5 shall survive the termination of the Up-MACRO Holding Trust.

                  Section 13.6 Indemnification. The Trustee and its directors, shareholders, officers, employees, agents, affiliates (as such term is defined in Regulation S-X of the Securities Act) and subsidiaries (each, a "Trustee Indemnified Party") shall be indemnified from the assets of the Trust and held harmless against any loss, liability or expense (a) arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Trust Agreement or the administration of any Section of this Trust Agreement or that arises out of or is related to any offer or sale of Up-MACRO Holding Shares incurred without (i) gross negligence, bad faith, and willful misconduct on the part of such Trustee Indemnified Party and (ii) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Trust Agreement, or
(b) that arises out of or is related to any filings with or submissions to the SEC in connection with or with respect to the Up-MACRO Holding Shares (which, by way of illustration and not by way of limitation, include any Registration Statement and any amendments thereof or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act) or out of any information provided in writing by the Trustee to the Depositor for use in any Registration Statement or annual or other periodic report filed on behalf of the Up-MACRO Holding Trust that is not materially altered by the Depositor or omissions from that information, if provided. Such indemnity shall include payment from the Up-MACRO Holding Trust of the costs and expenses incurred by such Trustee Indemnified Party in investigating or defending itself against any claim or liability relating to this Trust Agreement or the Up-MACRO Holding Trust, including any loss, liability or expense incurred in acting pursuant to written directions or instructions given by the Depositor or counsel to the Up-MACRO Holding Trust to the Trustee from time to time in accordance with the provisions of this Trust Agreement or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Up-MACRO Holding Trust and the rights of all Beneficial Owners pursuant to the terms of this Trust Agreement. Any amounts payable to a Trustee Indemnified Party under this Section 13.6 may be payable in advance or shall be secured by a lien on the Trust Assets.

                  Section 13.7 Eligibility Requirements. The Trustee hereunder shall at all times: (i) be a bank, a trust company or a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority, (ii) have a combined capital and surplus of at least $15,000,000, (iii) maintain any credit or deposit rating required by nationally recognized rating organizations (as of the date hereof "A-1" for Standard & Poor's Rating Service or "P-1" for Moody's Investors Service, Inc.) and (iv) hold the position of both the Trustee and the Up-MACRO Tradeable Trustee. If such bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 13.7, the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 13.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 13.8.

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                  Section 13.8 Resignation or Removal of Trustee.

                          (a) Subject to the provisions of this Section 13.8,
the Trustee may be appointed, removed or replaced without cause at any time by the Depositor, upon written notice, or with cause upon the occurrence of a Trustee Termination Event; provided, however, that the Trustee shall not be removed in accordance with this Section 13.8 until a successor Trustee possessing the qualifications to act as Trustee under Section 13.8 (a "Successor Trustee") has been appointed by the Depositor and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Depositor.

                          (b) A trustee appointed to office shall hold office
until its successor shall have been appointed by the Holders in accordance with this Trust Agreement or until its termination, removal or resignation. Any trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the trustee and delivered to the Depositor, the Trust and all of the Holders, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of a Trustee shall be effective:

                                (i) until a Successor Trustee has been
         appointed and has accepted such appointment by instrument executed by such Successor Trustee and delivered to the Trust, the Depositor and the resigning trustee; or

                                (ii) until the assets of the Trust have been completely liquidated and the proceeds thereof distributed to the Holders.

                          (c) If no Successor Trustee shall have been appointed
and accepted appointment as provided in this Section 13.8 within thirty (30) days after delivery to the Depositor and the Trust of an instrument of resignation, the resigning Trustee may petition at the expense of the Trust any court of competent jurisdiction for appointment of a Successor Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee.

                          (d) No Trustee shall be liable for anything that
occurs after it has ceased to act in such capacity, including, without limitation, the acts or omissions to act of any Successor Trustee.

                  Section 13.9 Successor Trustee.

                          (a) Any Successor Trustee appointed as provided in
Section 13.8 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee an instrument in a form acceptable to the Depositor accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such Successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the Successor Trustee all documents and statements held by it hereunder, and the Depositor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the Successor Trustee all such rights, powers, duties and obligations within thirty days of execution of such instrument.

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                          (b) No Successor Trustee shall accept appointment as
provided in this Section 13.9 unless at the time of such acceptance such Successor Trustee is eligible under the provisions of Section 13.7.

                          (c) Upon acceptance of appointment by a Successor
Trustee as provided in this Section 13.9, such Successor Trustee shall provide prompt notice of its succession hereunder to the Depositor, and the Depositor shall file a Form 8-K indicating such change.

                          (d) Without the consent of 66 and 2/3% of the Holders
of the Up-MACRO Holding Shares, voting by Up-MACRO Aggregate Par Amount, the compensation to be paid to the Successor Trustee may not be greater than the compensation paid to the terminated Trustee hereunder.

                  Section 13.10 Merger or Consolidation. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder; provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  Section 13.11 Appointment of Co-Trustee or Separate Trustee.

                          (a) Notwithstanding any other provisions of this
Trust Agreement, the Trustee shall have the power and may execute and deliver all instruments to appoint, at any time, one or more Persons to act as a co-trustee or co-trustees, or a separate trustee or separate trustees, of all or any part of the Trust Assets, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders of the Up-MACRO Holding Shares, such title to the Trust Assets or any part thereof and, subject to the other provisions of this Section 13.11, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Assets may at the time be located; provided, however, that such co-trustee or co-trustees, or separate trustee or separate trustees, shall also assume the rights, duties and obligations of the Trustee under each of the Down-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement and the Down-MACRO Tradeable Trust Agreement; further provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee or separate trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility for a successor trustee under Section 13.9 and no notice to Holders of the Up-MACRO Holding Shares of the appointment of any co-trustee or separate trustee shall be required under this Section 13.11.

                          (b) Every co-trustee and separate trustee shall, to
the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                                (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such co-trustee or separate trustee jointly (it being understood that such co-trustee or separate trustee shall not be authorized to act unless the Trustee joins in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed the Trustee is incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the

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

         Trust Assets or any portion thereof in any such jurisdiction) shall be exercised or performed singly by such co-trustee or separate trustee, but solely at the direction of the Trustee;

                                (ii) no co-trustee or separate trustee
         hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                                (iii) the Trustee may at any time accept the resignation of or remove any co-trustee or separate trustee.

                          (c) Any notice, request or other writing given to the
Trustee shall be deemed to have been given to each of the then co-trustees and separate trustees as effectively as if given to each of them. Every instrument appointing any co-trustee or separate trustee shall refer to this Trust Agreement and the conditions of this Article XIII. Upon its acceptance of the trusts conferred by its instrument of appointment, each co-trustee and separate trustee shall be vested with the estates or property specified in such instrument, either jointly with the Trustee or separately, as may be provided therein, subject to all of the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of or affording protection to the Trustee. Every such instrument shall be filed with the Trustee.

                          (d) Any co-trustee or separate trustee may at any
time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Trust Agreement on its behalf and in its name. If any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts under or in respect to this Trust Agreement shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 13.12 Books, Records; Taxes; Audit.

                          (a) The Trustee shall keep proper books of record and
account of all the transactions under this Trust Agreement at its Corporate Trust Office or such office as it may subsequently designate upon notice to the other parties hereto. The books and records of the Administrative Agent maintained by the Trustee shall be open to inspection by any person establishing to the Trustee's reasonable satisfaction that such person is a Beneficial Owner upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee. The Administrative Agent shall keep proper record of the creation of the MACRO Units and redemption of MACRO Units at its Corporate Trust Office. Such records shall be open to inspection upon reasonable advance notice at all reasonable times during the usual business hours of the Administrative Agent. Such records shall be preserved for such times as the Depositor may direct.

                          (b) The Trustee shall provide the Depositor such
financial and other information regarding the operation of the Up-MACRO Holding Trust as may be required for the Depositor to prepare such reports and filings required under the federal securities laws as provided in Section 15.2. Unless otherwise required by applicable law or regulation, the Depositor shall be responsible for any certification of any such reports or the contents thereof, other than the certification requirements pursuant to Section 8.2 herein, and shall receive from the Trustee such representations with respect to information within the Trustee's control as shall be required for the Depositor to make such certification.

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

                          (c) The [Depositor] shall prepare or cause to be
prepared, and the Trustee shall sign (if it is determined that the Trustee's signature is required thereon) and file any tax returns required to be filed by the Up-MACRO Holding Trust. The [Depositor] shall also prepare or cause to be prepared all tax information required by law to be distributed to Holders of the Up-MACRO Holding Shares. The Trustee, the Calculation Agent and the Depositor, upon request, shall each furnish the [Depositor] with any information known to it that may be reasonably required in connection with the preparation of such duties set forth in the preceding two sentences.

                          (d) In no event shall the Trustee, the Depositor or
the Administrative Agent be personally liable for any taxes or other governmental charges imposed upon or in respect of the Up-MACRO Holding Shares, which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Up-MACRO Holding Trust and the payment of such amounts shall be secured by a lien on the Up-MACRO Holding Trust. Any payments by the Trustee shall be subject to withholding regulations then in force with respect to the Untied States taxes. This paragraph shall survive notwithstanding any termination of this Trust Agreement and the Up-MACRO Holding Trust or the resignation or removal of the Trustee.

                          (e) The accounts of the Up-MACRO Holding Trust shall
be audited, as required by law and as may be directed by the Depositor, by independent certified public accountants designated from time to time by the Depositor and the cost of such audit shall be borne by the Trust. The report of such accountants shall be furnished by the [Administrative Agent] to the Beneficial Owners upon request.

                  Section 13.13 Trustee May Enforce Claims Without Possession of Up-MACRO Holding Shares. All rights of action and claims under this Trust Agreement or the Up-MACRO Holding Shares may be prosecuted and enforced by the Trustee without the possession of any of the Up-MACRO Holding Shares or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Up-MACRO Holding Shares in respect of which such judgment has been obtained.

                  Section 13.14 Suits for Enforcement. If a Termination Trigger occurs and is continuing, the Trustee (or the Depositor, in the case of a Trustee Termination Event) in its discretion may proceed to protect and enforce its rights and the rights of the Holders of the Up-MACRO Holding Shares under this Trust Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Trust Agreement, in aid of the execution of any power granted in this Trust Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee (or the Depositor, in the case of a Trustee Termination Event), being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Holders of the Up-MACRO Holding Shares.

                  Section 13.15 Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Up-MACRO Holding Shares and this Trust Agreement may be served. The Corporate Trust Office shall initially be located at 200 Clarendon Street, Boston

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

Massachusetts 02116. The Trustee will give prompt notice to the Depositor and to Holders of the Up-MACRO Holding Shares of any change in the location of the Corporate Trust Office.

                                  ARTICLE XIV

                                  TERMINATION
                                  -----------

                  Section 14.1 Termination of Trust. The Up-MACRO Holding Trust and the respective obligations and responsibilities of the Depositor, the Calculation Agent, the Administrative Agent, Marketing Agent and the Trustee created hereby shall terminate on the Final Scheduled Termination Date. The Up-MACRO Holding Trust shall not terminate in the event that the Depositor is adjudged to be insolvent or is liquidated or dissolved for any reason.

                  Upon the termination of the Up-MACRO Holding Trust, the Trustee shall wind up the activities and affairs of the Up-MACRO Holding Trust and shall cause its certificate of designation to be cancelled by filing a certificate of cancellation with the New York Secretary of State, terminating the Up-MACRO Holding Trust.

                                  ARTICLE XV

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  Section 15.1 Amendment; Waiver of Past Defaults and
Termination.

                          (a) This Trust Agreement may be amended from time to
time by the Depositor and the Trustee without the consent of the Holders of Up-MACRO Holding Shares (i) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of this Trust Agreement, the Down-MACRO Holding Trust Agreement, the Up-MACRO Tradeable Trust Agreement or the Down-MACRO Tradeable Trust Agreement, (ii) to modify any provision or add a provision to this Trust Agreement to conform it to the description of the terms of the Up-MACRO Holding Shares contained in the Prospectus, (iii) to add to the covenants, restrictions or obligations of any entity under this Trust Agreement for the benefit of the Holders of the Up-MACRO Holding Shares or to modify any provisions of this Trust Agreement,
(iv) to evidence and provide for the acceptance of appointment hereunder of a Successor Trustee, and (v) to comply with any requirements imposed by the Code, or any securities laws; provided that an opinion in form and substance satisfactory to the Depositor that such amendment will not cause the Up-MACRO Holding Trust to be treated as an association taxable as a corporation is delivered in connection with any amendment referenced in clause (iii) or clause
(v) above.

                          (b) This Trust Agreement may also be amended from
time to time by the Depositor and the Trustee, with the written consent of the Holders of Up-MACRO Holding Shares evidencing not less than 66 and 2/3% of the Up-MACRO Aggregate Par Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the Holders of the Up-MACRO Holding Shares; provided, however, that the Down-MACRO Holding Trust Agreement shall similarly be amended or modified; further provided, however, that, without the written consent of each Holder of the Up-MACRO Holding Trust and the Down-MACRO Holding Trust that would be adversely affected, no amendment may (i) modify Sections 4.1, 4.2, 4.3, 4.4, 5.1, 5.2, 5.3 and 5.4 or the
definitions set forth therein; (ii) modify the amount or timing

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of any distributions that are required to be made on the Up-MACRO Holding
Shares; (iii) modify the minimum number of Paired Holding Shares that constitute a MACRO Unit; or (iv) reduce the percentage of Holders that are required to consent to any of the foregoing amendments, and if such amendment is adopted and approved by each Holder of the Up-MACRO Holding Trust, such amendment shall not be effective unless and until a similar amendment has been made to the Down-MACRO Holding Trust Agreement. The Trustee and the Depositor further agree not to amend the Income Distribution Agreement or the Settlement Contracts if such amendment would have a material adverse effect on the Holders of the Paired Holding Shares unless the Trustee has received the prior written consent of not less than 66 and 2/3% of each of the Holders of Up-MACRO Holding Shares based on the Up-MACRO Aggregate Par Amount. The Trustee shall not enter into any amendment or modification which would cause the Up-MACRO Holding Trust to be required to register as an investment company under the Investment Company Act of 1940, as amended. The Trustee may, but shall not be obligated to, enter into any amendment which affects the Trustee's rights, duties or immunities under this Trust Agreement or otherwise.

                          (c) Promptly after the execution of any amendment or
consent pursuant to this Section 15.1, the Trustee shall furnish notification of the substance of such amendment or consent to each Holder and the Depositor shall prepare and file a Form 8-K regarding such amendment.

                          (d) Where the consent of Holders is required under
this Section 15.1 in order to amend this Trust Agreement, it shall be sufficient if such consent approves the substance of the proposed amendment; the particular form of such amendment need not be approved. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders of the Up-MACRO Holding Shares shall be subject to such reasonable requirements as the Trustee may prescribe.

                          (e) Holders evidencing not less than 66 and 2/3% of
the Up-MACRO Aggregate Par Amount and the Down-MACRO Aggregate Par Amount (pursuant to the Down-MACRO Holding Trust Agreement) may, on behalf of all Holders, waive any default by the Depositor, the Trustee, the Calculation Agent or the Administrative Agent in the performance of their obligations hereunder and its consequences, and the occurrence of any Termination Trigger and its consequences, except the failure to make any distributions required to be made to Holders of the Up-MACRO Holding Shares or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Trust Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 15.2 Registration (Initial and Continuing) of Up-MACRO Holding Shares; Certain Securities Law Filings. The Depositor agrees to (i) prepare and file a registration statement (or amend the existing Registration Statement) with the SEC under the Securities Act, and take such action as is necessary from time to time to qualify the Up-MACRO Holding Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such Registration Statement, (ii) promptly notify the Trustee and the Administrative Agent of any such amendment or supplement to the Registration Statement or Prospectus and of any order preventing or suspending the use of the Prospectus,
(iii) provide the Trustee and the Administrative Agent from time to time with copies, including copies in electronic form, of the Prospectus, in such quantities as the Trustee and the Administrative Agent may reasonably request,
(iv) prepare and file any periodic reports or updates that may be required under the Exchange Act, and (v) take such action as is necessary

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from time to time to register or qualify the Up-MACRO Holding Shares for offering and sale under the securities or blue sky laws of those states of the United States or other jurisdictions as the Depositor may select or as may be necessary to continue that registration or qualification in effect for so long as the Depositor determines that the Up-MACRO Holding Trust shall continue to offer or sell Up-MACRO Holding Shares in that jurisdiction. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses shall be borne by the Up-MACRO Holding Trust in the manner provided for in Section 5.3.

                  Section 15.3 Prospectus Delivery. The Administrative Agent shall, if required by the federal securities laws of the United States, in any manner permitted by such laws, deliver at the time of issuance of Up-MACRO Holding Shares, a copy of the relevant Prospectus, as most recently furnished to the Administrative Agent by the Depositor, to each person submitting a Purchase Order.

                  Section 15.4 Protection of Right, Title and Interest to Trust Assets.

                          (a) The Depositor shall cause this Trust Agreement,
all amendments and supplements hereto and all financing statements, continuation statements and any other necessary documents covering the right, title and interest of the Holders of the Up-MACRO Holding Shares and of the Trustee in and to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Holders of the Up-MACRO Holding Shares and the Trustee hereunder in and to all property comprising the Trust Assets. The Depositor shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

                          (b) Within 30 days after the Depositor makes any
change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Depositor shall give the Trustee notice of such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Up-MACRO Holding Trust's security interest in the Trust Assets and the proceeds thereof.

                          (c) The Depositor shall give the Trustee prompt
notice of any relocation of its principal executive offices or of any office from which it performs its duties hereunder or keeps records concerning this transaction. If, as a result of any such relocation, the applicable provisions of the UCC require the filing of any new financing statement or of any amendment to any previously filed financing or continuation statement, the Depositor shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Up-MACRO Holding Trust's security interest in the Trust Assets and the proceeds thereof. The Depositor shall at all times maintain its principal executive offices and each office from which it performs its duties hereunder within the United States.

                  Section 15.5 Limitation on Rights of Holders of the Up-MACRO Holding Shares.

                          (a) The death or incapacity of any Holder of the
Up-MACRO Holding Shares shall not operate to terminate this Trust Agreement or the Up-MACRO Holding Trust, nor shall such death or incapacity entitle the legal representatives or heirs of such Holder to claim an accounting or to take any action or commence any proceeding in any court for a partition or

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

winding-up of the Up-MACRO Holding Trust, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                          (b) No Holder of the Up-MACRO Holding Shares shall
have any right to vote (except as expressly provided in this Trust Agreement) or in any manner otherwise control the operation and management of the Up-MACRO Holding Trust, or the obligations of the parties hereto, nor shall any Holder of the Up-MACRO Holding Shares be under any liability to any third person by reason of any action by the parties to this Trust Agreement pursuant to any provision hereof.

                          (c) No Holder of the Up-MACRO Holding Shares shall
have any right by virtue of any provisions of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Trust Agreement unless such Holder previously has made, and unless the Holders of Up-MACRO Holding Shares representing the beneficial ownership of at least 25% of all Outstanding Up-MACRO Holding Shares have made, written request to the Trustee to institute such suit, action or proceeding in its own name as Trustee hereunder and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for sixty (60) days after its receipt of such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and expressly covenanted by each Holder with every other Holder and the Trustee, that no one or more Holders of the Up-MACRO Holding Shares shall have any right in any manner whatsoever by virtue of or by availing itself or themselves of any provisions of this Trust Agreement to affect, disturb or prejudice the rights of any other Holder of the Up-MACRO Holding Shares, to obtain or seek to obtain priority over or preference to any other Holder of the Up-MACRO Holding Shares or to enforce any right under this Trust Agreement except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Up-MACRO Holding Shares. For the protection and enforcement of the provisions of this Section 15.5, each and every Holder and the Trustee shall be entitled to such relief as can be obtained either at law or in equity.

                  Section 15.6 Certain Rights of Holders of Up-MACRO Holding Shares; Voting. Each Holder of Up-MACRO Holding Shares shall be able to vote on all matters on which shareholders may or are required to vote under this Trust Agreement for the Up-MACRO Holding Shares. Holders of Up-MACRO Holding Shares evidencing not less than 66 and 2/3% of the Up-MACRO Aggregate Par Amount shall have the right to direct the time, place and method of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 15.1, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken, or if a Trust Officer in good faith determines that the proceedings so directed would be illegal or involve the Trustee in personal liability or be unduly prejudicial to the rights of Holders of the Up-MACRO Holding Shares not party to such direction; and provided further that nothing in this Trust Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and not inconsistent with such direction.

                  In accordance with Section 11.1 of the Up-MACRO Tradeable Trust Agreement, the holders of the Up-MACRO Tradeable Shares shall be able to direct the Trustee in the exercise of the voting rights associated with the Up-MACRO Holding Shares held on deposit in the Up-MACRO Tradeable Trust. Each holder of Up-MACRO Tradeable Shares shall be entitled to vote on (i) any amendments to this Trust Agreement that require the prior written consent of the shareholders as described in Section 15.1, (ii) any amendment to the Income Distribution

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Agreement and the Settlement Contracts, (iii) the termination of the Trustee,
(iv) the appointment of a Successor Trustee, (v) the termination of the Calculation Agent, (vi) the appointment of a successor Calculation Agent, and
(vii) any amendments to the certificate of trust filed with the New York Secretary of State.

                  Section 15.7 MACRO Licensing Agreement with MacroMarkets. On the Closing Date, the Trust shall enter into the MACRO Licensing Agreement with MacroMarkets. Under such licensing agreement, MacroMarkets shall be entitled to the receipt of the Up-MACRO Licensing Fee. The Trustee, on behalf of the Up-MACRO Holding Trust, shall pay to MacroMarkets the Up-MACRO Licensing Fee in arrears on each Distribution Date in accordance with Section 5.4 hereof.

                  Section 15.8 Governing Law; Jurisdiction. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York for any litigation arising out of or relating to this Trust Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by prepaid certified mail with proof of mailing receipt validated by the United States Postal Service to the address of such party as set forth in Section 15.9 (or to the agent of such party appointed and maintained in the State of New York as such party's agent for acceptance of legal process) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Trust Agreement or the transactions contemplated hereby in the courts of the State of New York or of the federal courts sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

                  Section 15.9 Notices.

                          (a) All demands, notices, instructions, directions
and communications (collectively, "Notices") under this Trust Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, mailed by registered mail, return receipt requested, or sent by facsimile transmission to the following addresses:

If to the Depositor, to:                     MACRO Securities Depositor, LLC
                                             130 Seventh Avenue
                                             Suite 113
                                             New York, NY 10011
                                             (800) 767-4696
                                             Attention:  Samuel Masucci, III
                                             Facsimile:  (  ) [           ]

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

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

If to the Trustee, to:                       Investors Bank & Trust Company
                                             200 Clarendon Street
                                             Boston, Massachusetts 02116
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

If to the Administrative Agent, to:          Claymore Securities, Inc.
                                             [ADDRESS]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

If to the Marketing Agent, to:               Claymore Securities, Inc.
                                             [ADDRESS]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

With a copy to:                              [  ]
                                             Attention:  [  ]
                                             Facsimile:  (  ) [  ]

                  Any notice to be given to a Beneficial Owner shall be duly given if mailed or delivered to Authorized Participants designated by the Depository for delivery to Beneficial Owners.

                          (b) Any Notice required or permitted to be given to a
Holder of the Up-MACRO Holding Shares shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Share Register. Any Notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such Notice.

                  Section 15.10 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement is held invalid for any reason whatsoever, then such provision shall be deemed severable from the remaining provisions of this Trust Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Up-MACRO Holding Shares or the rights of the Holders of the Up-MACRO Holding Shares.

                  Section 15.11 Up-MACRO Holding Shares Nonassessable and Fully Paid. It is the intention of the parties to this Trust Agreement that the Holders of the Up-MACRO Holding

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

Shares shall not be personally liable for obligations of the Up-MACRO Holding Trust, that the interests in the Up-MACRO Holding Trust represented by the Up-MACRO Holding Shares shall be nonassessable for any losses or expenses of the Up-MACRO Holding Trust or for any reason whatsoever and that the Up-MACRO Holding Shares upon authentication thereof by the Trustee pursuant to Section
2.5 are and shall be deemed fully paid.

                  Section 15.12 Further Assurances. The Depositor agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Trust Agreement, including the execution of any financing statements or continuation statements relating to the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

                  Section 15.13 Non-Petition Covenant; No Proceedings.

                          (a) Notwithstanding any prior termination of this
Trust Agreement, the Trustee, the Calculation Agent, the Administrative Agent, Marketing Agent and the Depositor shall not, prior to the date which is one year and one day after the termination of this Trust Agreement with respect to the Up-MACRO Holding Trust or the Depositor acquiesce in, petition for or otherwise invoke or cause the Up-MACRO Holding Trust or the Depositor to invoke the process of any Governmental Authority for the purpose of (x) commencing or sustaining a case against the Up-MACRO Holding Trust or the Depositor under any federal or state bankruptcy, insolvency or similar law, (y) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Up-MACRO Holding Trust or the Depositor or any substantial part of their respective property or (z) ordering the winding-up or liquidation of the affairs of the Up-MACRO Holding Trust or the Depositor.

                          (b) Each of the Trustee, the Depositor, the
Administrative Agent and Marketing Agent and each Holder, by acceptance of its Up-MACRO Holding Share, hereby agrees that it will not institute against a Holder, or join any other Person in instituting against a Holder, on account of its ownership of an Up-MACRO Holding Share or its obligations hereunder, any bankruptcy, insolvency, liquidation, readjustment of debt, marshalling of assets or any similar proceeding so long as there has not elapsed one year plus one day since the last day on which any Up-MACRO Holding Shares shall have been Outstanding.

                  Section 15.14 No Waiver; Cumulative Remedies. No failure by the Trustee or the Holders of the Up-MACRO Holding Shares to exercise any right, remedy, power or privilege under this Trust Agreement, and no delay in such exercise, shall operate as a waiver of such right, remedy, power or privilege; nor shall any single or partial exercise of any right, remedy, power or privilege under this Trust Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Trust Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 15.15 Counterparts. This Trust Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 15.16 Third-Party Beneficiaries. This Trust Agreement will inure to the benefit of and be binding upon the parties hereto, the Holders of the Up-MACRO Holding Shares, the Holders of the Down-MACRO Holding Shares, the holders of the Up-MACRO Tradeable Shares, the holders of the Down-MACRO Tradeable Shares and their respective

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

successors and permitted assigns. Except as otherwise expressly provided in this Trust Agreement, no other Person will have any right or obligation hereunder.

                  Section 15.17 Actions or Notices by Holders of the Up-MACRO Holding Shares.

                          (a) Wherever a provision in this Trust Agreement
states that an action may be taken or a Notice given by Holders of the Up-MACRO Holding Shares, such action or Notice may be taken or given by any Holder, unless such provision requires a specific percentage of Holders of the Up-MACRO Holding Shares.

                          (b) Any Notice, request, authorization, direction,
consent, waiver or other act by the Holder of an Up-MACRO Holding Share shall bind such Holder and every subsequent Holder of such share and of any share issued upon the registration of transfer thereof, in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such share.

                  Section 15.18 Merger and Integration. Except as specifically stated otherwise herein, this Trust Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Trust Agreement. This Trust Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 15.19 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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


                  IN WITNESS WHEREOF, the Depositor, the Trustee, the Administrative Agent and the Marketing Agent have caused this Trust Agreement to be duly executed by their respective officers as of the day and year first above written.

                                               MACRO SECURITIES DEPOSITOR, LLC,
                                               as Depositor



                                               By _____________________________
                                                  Name:
                                                  Title:


                                               INVESTORS BANK & TRUST COMPANY,
                                               not in its individual capacity
                                               but solely as Trustee



                                               By _____________________________
                                                  Name:
                                                  Title:


                                               CLAYMORE SECURITIES, INC.,
                                               not in its individual capacity
                                               but solely as Administrative
                                               Agent



                                               By _____________________________
                                                  Name:
                                                  Title:


                                               CLAYMORE SECURITIES, INC.,
                                               not in its individual capacity
                                               but solely as Marketing Agent



                                               By _____________________________
                                                  Name:
                                                  Title:


Acknowledged and Accepted By:

INVESTORS BANK & TRUST COMPANY,
as Down-MACRO Holding Trustee



By _____________________________
   Name:
   Title:

                                                                EXHIBIT A


                         FORM OF UP-MACRO HOLDING SHARE


                                   [TO COME]

                                                                EXHIBIT B


                     FORM OF INCOME DISTRIBUTION AGREEMENT


              Filed as Exhibit 4.5 to this Registration Statement

                                                                EXHIBIT C


                          FORM OF SETTLEMENT CONTRACT


              Filed as Exhibit 4.6 to this Registration Statement

                                                                EXHIBIT D


                         FORM OF PARTICIPANTS AGREEMENT


              Filed as Exhibit 4.3 to this Registration Statement

                                                                EXHIBIT E


                       FORM OF MACRO LICENSING AGREEMENT


              Filed as Exhibit 4.7 to this Registration Statement

                                                                EXHIBIT F


                          NYMEX SUBLICENSING AGREEMENT


              Filed as Exhibit 4.8 to this Registration Statement

                                                                EXHIBIT G


                    FORM OF QUARTERLY SHAREHOLDER STATEMENT


                                   [TO COME]